SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. ___)

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ALLIED NEVADA GOLD CORP.
(Name of Registrant As Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed: ___________________________________________________________

Allied Nevada Gold Corp. 9604 Prototype Court Reno, Nevada 89521 Phone: (775) 358-4455 Facsimile: (775) 358-4458

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2008 Annual Meeting of Stockholders (the “Meeting”) of Allied Nevada Gold Corp., a Delaware corporation (the “Company”), will be held at, Suite 2100, 40 King Street West, Toronto, Ontario, Canada M5H 3C2 on June 18, 2008, at 10:00 a.m. (EST), for the following purposes:

1.	To elect directors to hold office until the next annual meeting of stockholders;
2.	To ratify the appointment of Ehrhardt, Keefe, Steiner, & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2008;
3.

To consider and, if deemed appropriate, to approve with or without variations, amendments to the Allied Nevada 2007 Stock Option Plan, as more particularly described in the accompanying proxy statement;

4.	To approve the Company’s Restricted Share Plan (the “RSU Plan”) and ratify the grant of certain restricted stock units, as more particularly described in the accompanying proxy statement; and
5.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

All stockholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors. The return of the proxy will not affect your right to vote in person if you do attend the Meeting.

By order of the Board of Directors

/s/ Scott A. Caldwell

Scott A. Caldwell

President and Chief Executive Officer

i

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	i
PROXY STATEMENT	1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	1
Principal Stockholders	1
Security Ownership of Management	2
Section 16(a) Beneficial Ownership Reporting Compliance	3
PROPOSAL ONE ELECTION OF DIRECTORS	4
Information Concerning Nominees and Executive Officers	4
Corporate Cease Trade Orders and Other Proceedings	6
MANAGEMENT COMPENSATION	8
Executive Compensation	8
COMPENSATION COMMITTEE REPORT	12
Summary Compensation Table	12
Grants of Plan-Based Awards Table	13
Outstanding Equity Awards at 2007 Fiscal Year-End Table	14
Executive Employment Agreements	15
Payments Upon Termination or Change of Control	17
Compensation of Directors at 2007 Fiscal Year End Table	19
BOARD OF DIRECTORS	21
Board Committees and Meetings of the Board of Directors	21
Independence of Directors	23
AUDIT COMMITTEE REPORT	23
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	23
Procedures for Approval of Transactions with Related Persons	26
PROPOSAL TWO	27
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	27
Independent Auditors Fees	27
PROPOSAL THREE APPROVAL OF AMENDMENTS TO ALLIED NEVADA 2007 STOCK OPTION PLAN	28
Amendment of the Allied Nevada 2007 Stock Option Plan	28
Summary of the 2007 Stock Option Plan	29
PROPOSAL FOUR APPROVAL OF ALLIED NEVADA RESTRICTED SHARE PLAN	32
Adoption of Restricted Share Plan	32
Summary of the RSU Plan	32
Grant of Restricted Share Units	33
STOCKHOLDER PROPOSALS	35
SOLICITATION OF PROXIES	35
AVAILABILITY OF CERTAIN DOCUMENTS	35
"HOUSEHOLDING" OF PROXY MATERIALS	35
Appendix A - 2007 Stock Option Plan	A-1
Appendix B - Restricted Share Plan	B-1
Appendix C - Shareholder Resolutions	C-1

ALLIED NEVADA GOLD CORP.

9604 Prototype Court

Reno, Nevada 89521

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Allied Nevada Gold Corp., a Delaware corporation (the “Company”, “Allied Nevada”, “we”, “our”, or “us”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 18, 2008, at 10:00 a.m. (EST), at Suite 2100, 40 King Street West, Toronto, Ontario, Canada, M5H 3C2 and any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. This Proxy Statement, the foregoing notice and the enclosed proxy are first being mailed to stockholders on or about May 28, 2008. The Company will publish the final results of the voting of the meeting in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2008, which will be filed with the Securities and Exchange Commission (the “SEC”) and on http://www.sedar.com.

The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked at any time prior to its exercise by notifying the Company in writing, Attention: Hal D. Kirby, Chief Financial Officer, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On May 23, 2008, the record date for the determination of stockholders entitled to notice of and to vote and the Meeting, there were outstanding and entitled to vote 57,349,150 shares of our common stock, par value $.001 per share (the “Common Stock”). Each share is entitled to one vote on each matter.

Under our By-laws, the holders of at least thirty-three and one-third percent (33 1/3%) of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the meeting.

The affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is required for election of directors. All other matters require the affirmative vote of a majority of the votes cast at the Meeting.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock, as of April 25, 2008, by each person known by us to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock. The percentage of beneficial ownership is based on 57,349,150 shares of the Company’s common stock outstanding as of April 25, 2008.

	Common Stock
Name and Address of Beneficial Owner	Number of Allied Nevada Shares Beneficially Owned(2)	Percentage of Class
Carl Pescio and Janet Pescio(1)	9,300,000(1)	16.2%

Exploration Capital Partners 2000 Limited Partnership, Resource Capital Investment Corporation, Rule Family Trust u/d/t 12/17/98 and Arthur Richards Rule(3)	2,836,629(3)	4.9%

Royce & Associates, LLC	2,494,179(4)	4.3%

_________________________________________________

(1)	Carl Pescio is a director of the Company. The address Carl and Janet Pescio is c/o Allied Nevada Gold Corp., 9604 Prototype Court, Reno, Nevada 89521.
(2)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of shares of Common Stock held by such person as of April 25, 2008, plus any securities held by such person exercisable for or convertible into shares of Common Stock within 60 days after April 25, 2008. Unless otherwise noted, each of the persons is the record owner of the common stock beneficially held by such person.

(3)

Total includes 2,559,129 shares of common stock directly held by Exploration Capital Partners 2000 Limited Partnership (“Exploration Capital 2000”) and 237,500 shares of common stock directly held by Exploration Capital Partners 2006 Limited Partnership (“Exploration Capital 2006”). The shares held by Exploration Capital 2000 include 815,600 shares issuable upon exercise of warrants acquired in the July 16, 2007 private placement (the “Private Placement”). The General Partner of Exploration Capital 2000 is Resource Capital Investment Corporation (“Resource Capital”), and the General Partner of Exploration Capital 2006 is Resource Investment Management Corp. (“Resource Investment”). Mr. Rule is President and a director of Resource Capital and of Resource Investment and is co-Trustee of the Rule Family Trust u/d/t 12/17/98 (the “Rule Trust”), which owns 100% of Resource Capital and 100% of Resource Investment. Accordingly, the Rule Trust and Mr. Rule are indirect beneficial owners of 2,836,629 shares of Common Stock including 815,600 shares issuable upon exercise of warrants, as directly owned by Exploration Capital 2006 and Exploration Capital 2000, as described herein. The address for each of Exploration Capital 2000, Exploration Capital 2006, Resource Capital, Resource Investment, the Rule Trust and Mr. Rule is 7770 El Camino Real, Carlsbad, California 92009.

(4)

Based on information contained on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 25, 2008. As shown in that filing, the address of Royce & Associates LLC is 1414 Avenue of the Americas, New York, New York 10019.

Security Ownership of Management

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of April 25, 2008, by (i) each of the Company’s executive officers, directors and nominees, individually and (ii) the Company’s executive officers and directors, as a group. The percentage of beneficial ownership is based on 57,349,150 shares of Common Stock outstanding as of April 25, 2008.

	Common Stock
Name of Beneficial Owner	Number of Allied Nevada Shares Beneficially Owned(1)	Percentage of Class
Carl Pescio(2)	9,300,000(2)	16.2%

Robert M. Buchan Executive Chairman of the Board and Director	2,340,000(3)	4.0%

Scott A. Caldwell President and Chief Executive Officer and Director	245,000(4)	*

Hal D. Kirby Vice President and Chief Financial Officer	110,000(5)	*

Mike Doyle Vice President of Technical Service	66,000(6)	*

Rick H. Russell Vice President of Exploration	(7)	*

W. Durand Eppler Director	105,094(8)	*

John W. Ivany Director	10,000(9)	*

Common Stock
Name of Beneficial Owner	Number of Allied Nevada Shares Beneficially Owned(1)	Percentage of Class

Cameron A. Mingay Director	(9)	*

Terry M. Palmer Director	(9)	*

Michael B. Richings Director	142,965(10)	*

D. Bruce Sinclair Director	(9)	*

Robert G. Wardell Director	(9)	*

All executive officers and directors as a group (13 persons)	12,319,059	21.0%

_________________________________________________

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of shares of Common Stock held by such person as of April 25, 2008, plus any securities held by such person exercisable for or convertible into shares of Common Stock within 60 days after April 25, 2008. Unless otherwise noted, each of the persons is the record owner of the common stock beneficially held by such person.

(2)	Shares are beneficially owned by Carl Pescio and his wife, Janet Pescio. Excludes 100,000 shares underlying options unexercisable within 60 days of April 25, 2008.
(3)

Includes 870,000 shares issuable upon exercise of warrants acquired in the Company’s July 2007 private placement (the “Private Placement”). Excludes 300,000 shares underlying options unexercisable within 60 days of April 25, 2008 and excludes 300,000 shares issuable pursuant to RSUs, none of which vest within 60 days of April 25, 2008.

(4)	Includes 110,000 shares issuable upon exercise of warrants acquired in the Private Placement. Excludes 800,000 shares underlying options unexercisable within 60 days of April 25, 2008.
(5)	Includes 50,000 shares issuable upon exercise of warrants acquired in the Private Placement. Excludes 400,000 shares underlying options unexercisable within 60 days of April 25, 2008.
(6)	Includes 33,000 shares issuable upon exercise of warrants acquired in the Private Placement. Excludes 150,000 shares underlying options unexercisable within 60 days of April 25, 2008.
(7)	Excludes 150,000 shares underlying options unexercisable within 60 days of April 25, 2008.
(8)

Includes 10,000 shares issuable upon exercise of warrants acquired in the Private Placement and 6,682 shares underlying options that are exercisable within 60 days of April 25, 2008. Excludes 103,341 shares underlying options unexercisable within 60 days of April 25, 2008, of which 3,341 are shares underlying unvested options under the Special Stock Option Plan. Includes 45,000 shares issuable upon exercise of options held by Sierra Partners II, LLC (“Sierra”). Mr. Eppler currently serves as President and CEO and is holder of a 50% equity interest in Sierra. Mr. Eppler disclaims beneficial ownership of the securities held by Sierra, except to the extent of his pecuniary interest therein.

(9)	Excludes 100,000 shares underlying options unexercisable within 60 days of April 25, 2008.
(10)	Includes 111,692 shares underlying options that are exercisable within 60 days of April 25, 2008. Excludes 100,000 shares underlying options unexercisable within 60 days of April 25, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based upon our review of the reports received by the SEC, we believe that all filings required to be made by reporting persons for 2007 were made on a timely basis except that on December 20, 2007, A. Murray Sinclair, then a director of the Company, filed late a Form 4 reporting sales of Common Stock on November 30, 2007 and December 14, 2007.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors proposes the following nominees for election as directors to hold office until the Annual Meeting of Stockholders to be held in 2009 or until their successors, if any, have been duly elected and qualified. Each is currently a director and has agreed to serve if elected:

•      Robert M. Buchan
        •     Scott A. Caldwell
        •     W. Durand Eppler
        •     John W. Ivany
        •     Cameron A. Mingay
        •     Terry M. Palmer
        •     Carl Pescio
        •     Michael B. Richings
        •     D. Bruce Sinclair
        •     Robert G. Wardell

        Should the nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Information Concerning Nominees and Executive Officers

The following table sets out the names of the current directors and executive officers of Allied Nevada, their ages as of April 25, 2008, current positions with Allied Nevada, jurisdictions of residence, principal occupations within the five preceding years, and periods during which each director has served as a director of Allied Nevada.

Each of our directors is elected to serve until the next Annual Meeting of Stockholders, or until his successor, if any, is duly elected and qualified.

Name, Age	Principal Occupation, Business or Employment(1)	Director of Allied Nevada Since
ROBERT M. BUCHAN 60

Businessman; Executive Chairman of the Board of Allied Nevada from June 2007 to present (Chairman from April 2007 to June 2007); Director of Quest Capital Corp. from April 2005 to present (Executive Chairman from April 2005 to January 2008); Chief Executive Officer of Kinross Gold Corporation from January 1993 to April 2005.

March 1, 2007

SCOTT A. CALDWELL 50

President and Chief Executive Officer of Allied Nevada from September 2006 to present (Chief Financial Officer of Allied Nevada from September 2006 to April 2007), consultant to Vista Gold Corp. (“Vista”); formerly with Kinross Gold Corporation as Executive Vice President and Chief Operating Officer from March 2003 to August 2006 and as Senior Vice President of Operations from 1998 to March 2003.

September 22, 2006

JAMES M. DOYLE 54

Vice President of Technical Services of Allied Nevada from April 2007 to present; formerly with Kinross Gold Corporation from December 2003 to August 2006 as Senior Vice President of Operations; not employed from August 2006 to April 2007; employed by Round Mountain Gold Corporation, a Kinross joint venture with Barrick Gold Corporation, as Vice President and General Manager from June 1998 to December 2003.

Name, Age	Principal Occupation, Business or Employment(1)	Director of Allied Nevada Since

W. DURAND EPPLER(2) 54

Businessman; Chief Executive Officer and director of Coal International PLC. from July 2005 to present; President of New World Advisors from August 2004 to present; President and Chief Executive Officer of Sierra Partners, LLC from March 2005 to present; formerly a Vice President of Newmont Mining Corporation from 1995 to August 2004: serving as Vice President of Newmont Capital, Ltd. from April 2002 to August 2004 and Vice President of Corporate Development from January 2001 to March 2002.

March 1, 2007

JOHN W. IVANGY(3)(4) 63	Retired executive; Advisor to Genuity Capital Markets from February 2007 to present; Executive Vice President of Kinross Gold Corporation from June 1995 to May 2006.	June 27, 2007

HAL D. KIRBY 40

Vice President and Chief Financial Officer of Allied Nevada from April 2007 to present; financial and accounting consultant to Allied Nevada from January 2007 to April 2007; not employed from August 2006 to January 2007; formerly with Kinross Gold Corporation as Vice President and Controller from June 2005 to August 2006 and as Director of Special Projects from October 2004 to June 2005; on sabbatical (following service in Russia with Kinross subsidiary) while still employed with Kinross from May 2004 to October 2004; employed by Omolon Gold Mining Company, a subsidiary of Kinross (located in Russia) as General Director from November 2002 to May 2004 and Deputy General Director - Finance and Administration from July 1998 to November 2002.

CAMERON A. MINGAY(4) 56	Lawyer; Partner, Cassels Brock & Blackwell LLP from July 1999 to present.	March 22, 2007

TERRY M. PALMER(5) 63

Accountant; Principal, Marrs, Sevier & Company LLC from January 2003 to present; director of Apex Silver Mines Limited, and formerly with Ernst & Young as a Partner and Certified Public Accountant from September 1979 to October 2002.

September 22, 2006

CARL PESCIO(2) 56	Self-employed mining prospector since 1991.	March 1, 2007

MICHAEL B. RICHINGS(2) 63

Executive Chairman and Chief Executive Officer of Vista from November 2007 to present; Chief Executive Officer of Vista from August 2007 to November 2007; President and Chief Executive Officer of Vista from May 2004 until August 2007; and formerly, President and Chief Executive Officer of Vista from June 1995 to September 2000; retired from Vista September 2000 to May 2004 (continued as a director of Vista and served as consultant to mining industry during that period).

September 22, 2006

Name, Age	Principal Occupation, Business or Employment(1)	Director of Allied Nevada Since
RICK H. RUSSELL 64	Vice President of Exploration of Allied Nevada from July 2007 to present; with RH Russell & Associates, Inc. as President from June 1993 to present.

D. BRUCE SINCLAIR(3)(5) 57	Retired executive; Chief Executive Officer and director of WaveRider Communications Inc. from June 1998 to June 2005 (director until March 2006).	June 27, 2007

ROBERT G. WARDELL(3)(4)(5) 63

Accountant; Vice-President, Finance and Chief Financial Officer of Victory Nickel Inc. from February 2007 to present; self-employed accounting and finance consultant from June 2006 to February 2007; Senior Partner, Deloitte & Touche LLP, from 1986 to May 2006.

June 27, 2007

_________________________________________________

(1)	Includes occupations for the five preceding years.
(2)	Denotes member of Health, Safety and Environmental Committee. Mr. Richings is the Chair of the Health, Safety and Environmental Committee.
(3)	Denotes member of Compensation Committee. Mr. Sinclair is the Chair of the Compensation Committee.
(4)	Denotes member of Corporate Governance Committee. Mr. Wardell is the Chair of the Corporate Governance Committee.
(5)	Denotes member of Audit Committee. Mr. Palmer is the Chair of the Audit Committee.

Mr. Buchan was appointed Chairman of the Board of Allied Nevada as of April 13, 2007, and Executive Chairman on June 27, 2007.

There are no family relationships among any of the above directors or executive officers of Allied Nevada. The following directors of Allied Nevada are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act): Mr. Buchan is a director of Quest Capital Corp.; Mr. Eppler is a director of Augusta Resource Corporation and of Vista; Mr. Palmer is a director of Apex Silver Mines Limited; Mr. Pescio is a director of Tornado Gold International Corp.; and Mr. Richings is a director of Vista.

None of the above directors or executive officers has entered into any arrangement or understanding with any other person pursuant to which he was, or is to be, elected as a director or executive officer of Allied Nevada or a nominee of any other person.

Corporate Cease Trade Orders and Other Proceedings

Except as disclosed below, no director or officer is, or within the ten years prior to the date hereof has been, a director, officer, of any other company that, while that person was acting in that capacity, was the subject of a cease trade order or similar order or an order that denied the other company access to any exemptions under securities law for a period of more than 30 consecutive days or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromises with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Mr. Buchan, Mr. Caldwell, Mr. Kirby, Mr. Mingay, Mr. Ivany and Mr. Doyle, all either directors or officers of the Company, were named as parties to a definitive management cease trade order dated April 14, 2005 superseding a temporary management cease trade order issued on April 1, 2005 against the directors and officers of Kinross Gold Corporation (“Kinross”) by the Ontario Securities Commission in connection with Kinross’ failure to file audited financial statements in time. Mr. Kirby was added to this definitive management cease trade order when he became an officer of Kinross in June 2005. The management cease trade order was lifted on February 22, 2006.

Mr. Ivany was the subject of enforcement proceedings by the Alberta Securities Commission (In Re Cartaway Resources Corp.). In its order dated February 22, 2001, the Alberta Securities Commission found that Mr. Ivany, as Chief Executive Officer of Cartaway, had allowed the issuance of a press release that contained a material factual error in violation of the securities laws of the province of Alberta. As a result, Mr. Ivany was prohibited from acting as a director or officer of any “junior issuer” (as defined in National Instrument 41-501) for a period of five years and ordered to pay costs in the amount of CDN$20,000.

Vote Required and Board of Directors Recommendation

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the ten highest number of votes at the Meeting will be elected, even if such votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. Proxies executed on the enclosed form will be voted, in absence of other instructions, “FOR” the election of the persons named below.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE ELECTION OF THE NOMINEES FOR DIRECTOR

MANAGEMENT COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

Introductory Note

The following contains a description of our executive compensation programs and objectives. The implementation of these programs and objectives is ongoing, based upon reviews and determinations being made by our Board of Directors, and will be subject to the further review and approval of our Compensation Committee.

Compensation Program Objectives

Our compensation program has the following long-term goals and objectives:

•	Aligning the interests of our executive officers with the short- and long-term interests of the Company’s stockholders;
•	Linking executive compensation to individual performance and overall business performance;
•	Leveraging individual performance through an emphasis on incentive compensation; and
•	Compensating our executive officers at a level and in a manner such that the Company can continue to attract and retain capable and experienced people.

Because we are a new company and have recently commenced operations, we are in the process of refining our compensation policies and anticipate that this will be an ongoing process as our company develops. We are engaged in the evaluation, acquisition, exploration and advancement of gold exploration and development projects in Nevada. Although our properties include the Hycroft Mine, operations at this mine were suspended in December 1998 and the site is on a care and maintenance program. On September 11, 2007, the Allied Nevada Board of Directors approved the reactivation of the Hycroft Mine. The current plan provides for mining of the Brimstone deposit to commence in the second quarter of 2008 with the stripping of overburden and the first gold production expected in the fourth quarter of 2008.

In light of the above, since our company could develop in a number of directions such as exploration-only, or exploration with a producing mine, we have looked at a broad range of mining companies to establish our initial compensation packages. In general, these consisted of a mix of smaller to medium-sized public mining companies, most of which tend to be Canadian as is the nature of this industry. Most are at late stages of a mine development project or have either one or two operating mines. Although more than 30 companies were considered for comparative purposes and provided to our Board, initially the Board focused on the following companies as likely to be more relevant to our own as we develop: Aurizon Mines Ltd., Crystallex International, Cumberland Resources Ltd., Dundee Precious Metals, Eldorado Gold Corporation, Gabriel Resources Ltd., Metallica Resources Ltd., Queenstake Resources Ltd. and Vista. Most, such as Cumberland, Gabriel, Metallica and Vista, then had advanced-stage projects but no operating mine. Queenstake then had an operating mine in Nevada. Each company’s publicly-disclosed information was compiled to provide data on executive compensation including base pay, other cash compensation and stock-based compensation. We believe that our initial executive compensation packages are approximately in the middle range of the compensation of this group. This reflects our intent to formulate executive compensation packages that are both representative of industry practices and are sufficient to attract and retain capable and experienced people.

The Board believes that the comparison companies noted above are a representative list of comparison companies currently, but expects the list to change to reflect developments in the mining industry and related markets. As the Company develops, the comparison companies will be selected to be comparative to the Company’s size and complexity at the time of the comparison. In addition, the comparison companies will also develop over time, which will necessarily result in changes in the composition of the comparison group. Future comparison groups may include some, none or all of the companies in the current group. For example, exploration companies may begin to operate mines or may be acquired in a merger or acquisition. We anticipate that we will continue to rely on our Board members’ knowledge of the mining industry and possibly will engage external consultants as well to help us determine appropriate compensation packages for our executives.

The Company’s compensation policies and programs are designed to make us competitive with similar mining companies, to recognize and reward executive performance consistent with the success of our business and to attract and retain capable and experienced people. The Compensation Committee’s role and philosophy is to ensure that our compensation goals and objectives, as applied to the actual compensation paid to the Company’s executive officers, are aligned with our overall business objectives and with shareholder interests.

In addition to industry comparables, the Compensation Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels, including the shareholder interests, overall financial and operating performance of the Company and the Compensation Committee’s assessment of each executive’s individual performance and contribution toward meeting our corporate objectives. As we develop, we will place increasing importance on the incentive-based component of compensation because we believe that a significant portion of an executive’s compensation should depend upon the Company’s overall corporate performance including share price performance relative to its peer group.

How the Elements of our Executive Compensation Program were Selected

The total compensation plan for executive officers is comprised of the following components: base salary and benefits, annual performance bonuses, equity-based compensation, including grants of stock options and grants of restricted share units (RSUs), and change of control benefits. Base salaries and benefits are service-based and paid out on a short-term or current basis and are the elements of the Company’s executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary and benefits determined by reference to base salary may increase from year to year depending on performance, among other things). Annual performance bonuses and long-term equity-based incentives are intended to motivate executives to achieve superior performance by linking such aspects of compensation to the Company’s operating and financial performance and to stockholder gain. Change of control benefits are intended to compensate the named executive officers upon a takeover or other change of control. We provide these change of control benefits because we want executives to focus on the Company’s business and enhancing stockholder value without undue concern about any possible loss of their job.

We believe that the foregoing mix of short-term and longer-term compensation will assist us in achieving our dual goals of retaining our existing executive officers and, when necessary, attracting highly qualified executives with an entrepreneurial spirit and providing meaningful performance incentives for those executives. There is currently no policy or target regarding a percentage allocation between cash and non-cash elements of the Company’s proposed compensation program. Any such allocations will be determined on an individual basis and may be influenced by such factors as: level of responsibility, peer group analysis and individual executive performance.

Base Salary

As a general rule for establishing base salaries, the Compensation Committee reviews competitive market data for each executive position and determines placement at an appropriate level in a range. See “Compensation Program Objectives” above, for a discussion of our recent determinations concerning comparable companies. The compensation range for executives is reviewed on an annual basis by our Compensation Committee to reflect external factors, such as inflation.

Performance Bonuses

The Company’s cash bonus plan allows our executive officers to earn annual incentive payments based upon achievement of individual and corporate performance goals. Our Compensation Committee determines the elements of individual executive performance goals, and the weight to be given to each, for our President and Chief Executive Officer. For all other executive officers except our Executive Chairman, our President and Chief Executive Officer determines the elements of individual executive performance goals and the weight to be given to each, subject to the review and approval of our Compensation Committee.

Corporate performance goals, and the elements of these goals, are established by the Compensation Committee in consultation with our President and Chief Executive Officer. These are based upon such factors as Allied Nevada’s financial and operational targets, safety and environmental compliance and other regulatory compliance, our share price performance, and changes in our net asset value.

Equity-Based Compensation

The third element in the total compensation plan is equity-based compensation comprised of grants of options to purchase our common stock and grants of restricted share units (“RSUs”). This element is intended to emphasize management’s commitment to the Company’s growth and the enhancement of stockholders’ value through, for example, improvements in operating results, resource base and share price increments. Since we are a newly-traded public company, we do not currently maintain a formal policy regarding the timing of stock option or RSU grants in connection with the release of material, non-public information. We may develop such a plan in the future. As discussed below in “Proposal Three” under the heading “Summary of the 2007 Stock Option Plan” and in “Proposal Four” under the heading “Summary of the RSU Plan”, our Board has adopted the Allied Nevada 2007 Stock Option Plan and the Restricted Share Plan that govern grants of options and RSUs, respectively, to directors, employees, officers and consultants of the Company.

Perquisites and Other Personal Benefits

The Company’s executives are not entitled to significant perquisites or other personal benefits not generally offered to our employees. The Company has approved a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation of Named Executive Officers for Fiscal Year 2007

Our named executive officers for 2007 were Scott Caldwell, President and Chief Executive Officer, Hal Kirby, Vice President and Chief Financial Officer, Robert Buchan, Executive Chairman, Mike Doyle, Vice President of Technical Services and Rick Russell, Vice President of Exploration. Mr. Caldwell also served as our Chief Financial Officer until April 16, 2007, when Mr. Kirby commenced serving in that position. On June 27, 2007, the Board of Directors voted to appoint Robert Buchan to the position of Executive Chairman. In this capacity, Mr. Buchan assists the Company with its overall growth strategy, including the establishment of appropriate strategic relationships within the institutional investment arena. Mr. Buchan will also assist in identifying and developing strategic alliances and possible merger or other business combination strategies with other mining companies to enhance the Company’s business and help enhance shareholder value. Mr. Buchan is also responsible with the Chairman of the Corporate Governance Committee for managing the affairs of the Board, including being satisfied that the Board is organized properly, functions effectively, operates independently from management, and meets its obligations and responsibilities relating to corporate governance matters. Mr. Buchan has been a director of the Company since March 1, 2007 and has served as Chairman of the Board of Directors of the Company since April 13, 2007 and Executive Chairman since June 27, 2007.

On January 11, 2008, we entered into employment agreements with Messrs. Caldwell, Kirby, Doyle and Russell. Mr. Caldwell’s employment agreement provides for an annual base salary of $330,000 and Mr. Caldwell is eligible to be considered for an annual performance-based award of up to 100% of base salary, in the discretion of the Compensation Committee. Mr. Kirby’s employment agreement provides for an annual base salary of $225,000 and Mr. Kirby is eligible to be considered for an annual performance-based award of up to 40% of base salary, in the discretion of the Compensation Committee. The employment agreements for each of Messrs. Doyle and Russell provide for an annual base salary of $200,000 and each is eligible to be considered for an annual performance-based award of up to 35% of his base salary. Mr. Caldwell and Mr. Kirby also received initial grants of non-qualified stock options under the Allied Nevada 2007 Stock Option Plan, for 800,000 shares and 400,000 shares, respectively. Mr. Doyle and Mr. Russell each received an initial grant of stock options for 150,000 shares. These options have a 10-year term and will vest in equal one-third installments over three years, until fully vested on the third anniversary of the grant date. The initial compensation for these executives was determined by our Compensation Committee as set forth above under “Compensation Program Objectives”. Our Compensation Committee will determine the compensation for other key employees, and ongoing compensation, as appropriate and pursuant to our overall compensation goals and objectives described above. See “— Executive Employment Agreements”.

Mr. Caldwell initially provided services to Allied Nevada under a consulting agreement between Mr. Caldwell and Vista, dated as of September 8, 2006, pursuant to which Mr. Caldwell was paid for consulting services rendered to Allied Nevada at the rate of $1,000 per day, in addition to reimbursement, at cost, of any reasonable out-of pocket expenses incurred by Mr. Caldwell in connection with the performance of these consulting services. Mr. Caldwell was not entitled to any bonus payments or other cash or non-cash compensation under his consulting agreement with Vista. This agreement was terminated as of April 16, 2007 and was replaced by the formal employment agreement we entered into with Mr. Caldwell.

On January 26, 2007, Allied Nevada entered into a professional service agreement with Mr. Kirby pursuant to which Mr. Kirby provided financial and accounting services including review of accounting systems and documentation under development for Allied Nevada, and meeting with auditors and planning for scope and plans for future audits. The agreement was to expire no later than December 31, 2007, with amounts paid under the agreement not to exceed $50,000. Under the professional service agreement, we compensated Mr. Kirby at the rate of $1,000 per day worked plus reimbursement of his reasonable out-of-pocket expenses at cost. The aggregate amounts paid and owed to Mr. Kirby under this agreement during 2007 were approximately $22,000. This agreement was terminated as of April 16, 2007 and was replaced by the formal employment agreement we entered into with Mr. Kirby.

Mr. Russell initially provided services to Allied Nevada under a consulting agreement between Mr. Russell and Allied Nevada, dated as of October 1, 2006, pursuant to which Mr. Russell was paid for consulting services rendered to Allied Nevada at the rate of $525 per day, in addition to reimbursement, at cost, of any reasonable out-of pocket expenses incurred by Mr. Russell in connection with the performance of these consulting services. This agreement was terminated as of July 1, 2007 and was replaced by the formal employment agreement we entered into with Mr. Russell.

In his capacity as Executive Chairman, Mr. Buchan receives annual chairman’s fees of $75,000, and was granted (a) 10-year non-qualified stock options in accordance with the Stock Option Plan to purchase up to 300,000 shares of the Company’s common stock, with a grant date of July 3, 2007 and (b) 300,000 Restricted Share Units (“RSUs”), with a grant date of July 3, 2007, in accordance with the Company’s Restricted Share Plan (the “RSU Plan”). The options have an exercise price per share of $4.35, which was determined in accordance with the 2007 Stock Option Plan as the closing price of the Common Stock on the grant date. All RSU grants will be contingent on stockholder approval of the RSU Plan, which is being sought at the Meeting. See “Proposal Four”. Mr. Buchan’s options will vest in equal one-third installments over three years, until fully vested on the third anniversary of the grant date. His RSUs would vest in accordance with the same schedule as the options. If the stockholders do not approve the RSU Plan, Mr. Buchan will receive alternative rights to acquire 300,000 shares of Common Stock purchased in the market by Allied Nevada through a trustee with vesting terms and other terms equivalent to his RSUs.

Determination of Bonus Payments for Fiscal Year 2007

Our Compensation Committee met on January 24, 2008 to consider, among other matters, whether performance bonuses would be paid to the executive officers in accordance with Allied Nevada’s cash bonus plan. The Committee reviewed the individual performance goals of each executive and their respective performances for the year ended December 31, 2007, relative to such goals. Our Chief Executive Officer indicated that each of the executive officers achieved all of their respective qualitative objectives, and he provided his bonus recommendations for each executive, except his own, which was left to the discretion of the Compensation Committee.

The Compensation Committee analyzed the information before them, considered the CEO’s recommendations and considered other factors including the difficulty of starting operations as a newly independent public company; the performance of the stock price during the year, the highly competitive labor market in the metals and mining sectors, and other subjective factors including personal assessments of each individual’s performance.

A summary description of the qualitative objectives for each of our named executive officers is set forth below:

For the President and Chief Executive Officer, these objectives included completion of recruitment of the executive team, completion of the review of the possible re-activation of the Hycroft Brimstone Open Pit Mine (the “Hycroft Mine”), further defining the oxide resources and commencing working on sulfide potential at the Hycroft Mine, initiation of an investor relations program and development and implementation of systems for health, safety and environmental management. For the Vice President and Chief Financial Officer, these included the establishment of financial and accounting controls and reporting procedures, development of corporate governance policies and procedures, determination of staffing levels and recruitment of staff, determination of technology requirements and management of implementation of technological systems.

Objectives for the Vice President of Technical Services included activities specific to the Hycroft Mine, such as completion of analysis of the status of the operating permit and determination of permitting requirements for resumption of mining operations, preparation of a mine safety manual and hazardous material handling plan for the Hycroft Mine, design of pad for the Brimstone pad expansion and initiation of third-party economic and resource review at the Hycroft Mine. Objectives for the Vice President of Exploration included determination of economic viability of the sulfides at the Hycroft Mine, and verification of the economic viability of the oxides at the Hycroft Mine, evaluation and ranking of the Company’s property portfolio and creation of a database with relevant technical and land data.

The Committee determined that notwithstanding the achievement by each executive of his objectives, given that Allied Nevada has no revenues and is not yet operational, it was determined that the bonus pool should reflect a payout equal to a 90% of target bonus amount pursuant to each officer’s employment agreement with Allied Nevada, prorated for the portion of time that the employee worked during the year. The bonus recommendation was presented to the Board of Directors on March 3, 2008, and, with one exception as set forth in the following sentence, was approved. At the March board meeting the Compensation Committee recommended that the payment to the CEO of 90% of his target bonus be paid for the full 2007 calendar year, notwithstanding that his employment with Allied Nevada did not commence until April 16, 2007. It was noted that, during this period, the CEO was operating under a consulting arrangement pursuant to which he was providing services to Allied Nevada and that his performance during this period deserved this kind of recognition.

Effects of Regulatory Requirements on Executive Compensation

Section 409A of the Code affects the granting of most forms of deferred compensation pursuant to our compensation program. Our compensation program is intended to comply with the final regulations of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Code, and we anticipate that our Compensation Committee will continue to design and administer our compensation programs accordingly.

Various rules under current generally accepted accounting practices will impact the manner in which Allied Nevada accounts for future grants of stock options and other equity-based compensation to employees, including executive officers, on our financial statements. The Compensation Committee will review the effect of these rules (including SFAS 123(R)) when determining the form and timing of future grants of stock options and other equity-based compensation to our employees, including executive officers; however, this analysis will not necessarily be the determinative factor in any such decision regarding the form and timing of grants.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting certain compensation over $1 million paid its chief executive officer and certain other executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible and believes that a substantial portion of compensation paid under its current program (including the annual incentives and stock option grants described above) satisfies the requirements under Section 162(m). However, the Company reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. For 2007, the Company believes that no portion of its tax deduction for compensation paid to its named executive officers will be disallowed under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”) with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

COMPENSATION COMMITTEE

D. Bruce Sinclair, Chairman

Robert G. Wardell

John W. Ivany

Summary Compensation Table

The table below sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers for the indicated fiscal year. These officers are referred to in this Proxy Statement as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Awards ($) (2)	All Other Compensation ($)(3) (4)	Total ($)
SCOTT A. CALDWELL, President and Chief Executive Officer(4)	2007 2006	233,750 —	297,000 —	—	294,667 —	59,625(5) 44,875(5)	885,042 44,875
HAL KIRBY, Vice President, Chief Financial Officer(4)	2007	159,375	57,375	—	147,333	65,679(6)	429,762
ROBERT BUCHAN, Executive Chairman	2007	—	—	217,500	110,500	56,250(7)	384,250
MIKE DOYLE, Vice President of Technical Services	2007	141,667	44,625	—	55,250	—	241,542
RICK H. RUSSELL, Vice President of Exploration	2007 2006	100,000 —	31,500 —	— —	31,500 —	11,445(8) 5,591(8)	174,445 5,591

_________________________________________________

(1)	Restricted stock unit awards are contingent upon stockholder approval of the Company’s Restricted Share Plan. See “—Proposal Four” below.
(2)

The amounts shown do not reflect compensation actually received by the named executive officers, but represent total compensation cost for the year ended December 31, 2007, calculated in accordance with SFAS 123R using a lattice pricing model. The assumptions used to calculate these amounts are set forth in Note 8 to our financial statements included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 7, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(3)	Perquisites and other personal benefits for the most recently completed financial year do not exceed $10,000 for any of the Named Executive Officers unless otherwise noted.
(4)

Mr. Caldwell also served as Chief Financial Officer of Allied Nevada until April 16, 2007, the effective date of appointment of Hal Kirby as Vice President and Chief Financial Officer of Allied Nevada.

(5)

Represents amounts paid by Vista for consulting services provided by Mr. Caldwell pursuant to the consulting agreement between Vista and Mr. Caldwell. Amounts reflect cash compensation only and do not include any reimbursement for out-of-pocket expenses. See “Compensation Discussion and Analysis — Compensation of Named Executive Officers.”

(6)

Amount includes $22,200 paid by Allied Nevada for consulting services provided by Mr. Kirby pursuant to the consulting agreement between Vista and Mr. Kirby, $34,870 for a relocation allowance and reimbursement of relocation expenses for Mr. Kirby, and $8,609 relating to legal and other costs associated with the immigration of Mr. Kirby’s spouse to the United States.

(7)	Represents directors fees earned by Mr. Buchan during 2007.
(8)

Represents amounts paid by Allied Nevada for consulting services provided by Mr. Russell pursuant to the consulting agreement between Allied Nevada and Mr. Russell. Amounts reflect cash compensation only and do not include any reimbursement for out-of-pocket expenses. See “Compensation Discussion and Analysis — Compensation of Named Executive Officers.”

During 2006, we had one named executive officer, Mr. Caldwell. As discussed above under “Compensation Discussion and Analysis — Compensation of Named Executive Officers”, Mr. Caldwell was compensated for his services as President and Chief Executive Officer (and, until April 16, 2007, as Chief Financial Officer) of Allied Nevada pursuant to a consulting contract between Mr. Caldwell and Vista. Under this contract, Mr. Caldwell was paid for consulting services rendered to Allied Nevada at the rate of $1,000 per day, plus reimbursement of reasonable out-of-pocket expenses at cost. This agreement was terminated as of April 16, 2007 and was replaced by the formal employment agreement we entered into with Mr. Caldwell as set forth above. For his services under this contract during 2006, Mr. Caldwell was paid $44,875, all of which was cash compensation. This was the only form of compensation received by Mr. Caldwell during 2006 with respect to his consulting services performed for Allied Nevada. During 2006, he did not participate in any benefit plans, retirement plans or incentive programs in connection with these services.

Grants of Plan-Based Awards Table

The table below sets forth certain information regarding grants of plan-based awards to named executive officers during the year ended December 31, 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) $	All Other Stock Awards: Number of Securities Underlying Options (2) $	Exercise or Base Price of Option Awards ($/share) (3)	Grant Date Fair Value of Stock Award and Option Awards

SCOTT A. CALDWELL,	07/03/07	—	800,000	4.35	1,714,960
President and Chief
Executive Officer
HAL KIRBY,	07/03/07	—	400,000	4.35	776,081
Vice President, Chief
Financial Officer
ROBERT BUCHAN,	07/03/07	300,000	300,000	4.35	1,908,960
Executive Chairman
MIKE DOYLE,	07/03/07	—	150,000	4.35	321,555
Vice President of Technical
Services
RICK H. RUSSELL,	09/18/07	—	150,000	4.30	314,280
Vice President of Exploration

_____________________________

(1)	Restricted stock unit awards are contingent upon stockholder approval of the Company’s Restricted Share Plan. See “— Proposal Four” below.
(2)

All options vest over a three year period in equal annual installments. None of the shares of Common Stock subject to options granted to the named executive officers were vested as of December 31, 2007.

(3)

Pursuant to the terms of the Allied Nevada 2007 Stock Option Plan, the exercise price for shares of Common Stock underlying options awarded under the Plan is the closing market price of the Common Stock on either the Toronto Stock Exchange (“TSX”) or AMEX as of the date of grant. See “— Proposal Three” below

Outstanding Equity Awards at 2007 Fiscal Year-End Table

The table below sets forth information concerning grants of stock options and restricted stock unit awards to named executive officers as of December 31, 2007.

	Option Awards(1)				Stock Awards(1)
Nam	Number of Securities Underlying Unexercised Options Exercisable (#) (2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(3) (4)	Option Exercise Price ($) (5)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
SCOTT A. CALDWELL President and Chief Executive Officer	—	800,000	4.35	July 3, 2017	N/A	N/A
HAL KIRBY, Vice President, Chief Financial Officer	—	400,000	4.35	July 3, 2017	N/A	N/A
ROBERT BUCHAN, Executive Chairman	—	300,000	4.35	July 3, 2017	300,000 (6)	1,866,000
MIKE DOYLE, Vice President of Technical Services	—	150,000	4.35	July 3, 2017	N/A	N/A
RICK H. RUSSELL, Vice President of Exploration	—	150,000	4.30	September 18, 2017	N/A	N/A

_____________________________

(1)	Restricted stock unit awards are contingent upon stockholder approval of the Company’s Restricted Share Plan. See “— Proposal Four” below.
(2)	All options are ten year, non-qualified stock options.
(3)

All options vest over a three year period in equal annual installments. None of the shares of Common Stock subject to options granted to the named executive officers were vested as of December 31, 2007.

(4)

The terms of the employment agreements between the Company and Messrs. Caldwell, Kirby, Doyle and Russell, respectively, provide for (i) immediate vesting of all previously granted options and/or restricted share units upon a change of control event affecting the Company and their subsequent involuntary termination during the one year period thereafter, and (ii) continued vesting for a period of two (2) years in the event their employment with the Company is terminated by the Company other than for cause or by the individuals for good reason. See “Management Compensation — Compensation Discussion and Analysis — Compensation of Named Executive Officers” and see discussions below under”— Executive Employment Agreements” and “— Potential Payments Upon Termination or Change of Control”.

(5)

Pursuant to the terms of the Allied Nevada 2007 Stock Option Plan, the exercise price for shares of Common Stock underlying options awarded under the Plan is the closing market price of the Common Stock on either the TSX or AMEX as of the date of grant. See “— Proposal Three” below.

(6)	The Company’s right to repurchase the restricted stock units granted to Mr. Buchan has not lapsed with respect to any such units as of December 31, 2007.

Executive Employment Agreements

Employment Agreement with Scott A. Caldwell. On January 11, 2008, Allied Nevada entered into an employment agreement with Scott A. Caldwell, our President and Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Caldwell’s employment began effective as of April 16, 2007, and he continues to be employed by the Company on an “at-will” basis.

Pursuant to his employment agreement, Mr. Caldwell receives an annual base salary in the amount of $330,000, as well as a discretionary bonus up to a maximum amount of 100% of his base salary in any calendar year, based upon the achievement by Mr. Caldwell of pre-determined performance targets set by our Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by the Board of Directors. Mr. Caldwell’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Caldwell is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Mr. Caldwell was also granted an option to purchase 800,000 shares of Allied Nevada Common Stock of the Company in accordance with the Option Plan. See “— Outstanding Equity Awards at 2007 Fiscal Year End Table” for a description of vesting and other terms applicable to this option award.

Employment Agreement with Hal Kirby. On January 11, 2008, Allied Nevada entered into an employment agreement with Hal Kirby, our Vice President and Chief Financial Officer. Pursuant to the terms of his employment agreement, the term of Mr. Kirby’s employment began effective as of April 16, 2007, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Kirby receives an annual base salary in the amount of $225,000, as well as a discretionary bonus up to a maximum amount of 40% of his base salary in any calendar year, based upon the achievement by Mr. Kirby of pre-determined performance targets set by the our President and Chief Executive Officer and approved by our Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by the President and Chief Executive Officer and approved by the Board of Directors. Mr. Kirby’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Kirby is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Pursuant to his employment agreement, in the event that Allied Nevada determines, in our discretion, to relocate Mr. Kirby from his current residence in Toronto, Ontario, Canada, we will reimburse him for up to $35,000 in related costs. This relocation has occurred and we will reimburse Mr. Kirby in accordance with this agreement.

In addition, Mr. Kirby was granted an option to purchase 400,000 shares of Allied Nevada Common Stock in accordance with the Option Plan. See “— Outstanding Equity Awards at 2007 Fiscal Year-End Table” for a description of vesting and other terms applicable to Mr. Kirby’s option award.

Employment Agreement with Mike Doyle. On January 11, 2008, Allied Nevada entered into an employment agreement with Mike Doyle, our Vice President of Technical Services. Pursuant to the terms of his employment agreement, the term of Mr. Doyle’s employment began effective as of April 16, 2007, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Doyle receives an annual base salary in the amount of $200,000, as well as a discretionary bonus up to a maximum amount of 35% of his base salary in any calendar year, based upon the achievement by Mr. Doyle of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Doyle’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Doyle is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

In addition, Mr. Doyle was granted an option to purchase 150,000 shares of Allied Nevada Common Stock in accordance with the Option Plan. See “— Outstanding Equity Awards at 2007 Fiscal Year-End Table” for a description of vesting and other terms applicable to Mr. Doyle’s option.

Employment Agreement with Rick H. Russell. On January 11, 2008, Allied Nevada entered into an employment agreement with Rick H. Russell, our Vice President of Exploration. Pursuant to the terms of his employment agreement, the term of Mr. Russell’s employment began effective as of July 1, 2007, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Russell receives an annual base salary in the amount of $200,000, as well as a discretionary bonus up to a maximum amount of 35% of his base salary in any calendar year, based upon the achievement by Mr. Russell of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Russell’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Russell is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

In addition, Mr. Russell was granted an option to purchase 150,000 shares of Allied Nevada Common Stock in accordance with the Option Plan. See “— Outstanding Equity Awards at 2007 Fiscal Year-End Table” for a description of vesting and other terms applicable to Mr. Russell’s option.

As a condition to their employment with Allied Nevada and their receipt of the compensation and benefits described above, as well as under the following heading “Payments Upon Termination or Change of Control”, each of Messrs. Caldwell, Kirby, Doyle and Russell were required to execute and deliver a Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement, a form of which was attached to their individual employment agreements. Under the latter agreement, each of these executives has agreed that during his employment and for one year following termination of his employment with Allied Nevada, he will not carry on business in the State of Nevada which is similar to or in any way competitive with our mineral property-related business, including business conducted with potential joint venture partners with which Allied Nevada is or was actively pursuing a potential business relationship during the applicable period.

Payments Upon Termination or Change of Control

Payments Upon Termination

Each of the employment agreements entered into between Allied Nevada and Messrs. Caldwell, Kirby, Doyle and Russell contain provisions which entitle each of them to payments following termination of their employment in certain circumstances, as described below.

Termination by Allied Nevada Without Cause or by the Executive for Good Reason. Each of the employment agreements between us and Messrs. Caldwell, Kirby, Doyle and Russell provide that, in the event their employment is terminated by Allied Nevada other than for “cause” (as defined below), or is terminated by any of them for “good reason” (as defined below), they are entitled to receive payment, when due, of unpaid base salary, expense reimbursements and vacation days accrued prior to the date of such termination and will also receive, in exchange for execution and delivery to Allied Nevada of a separation agreement and general release, the following severance benefits:

•

Pursuant to the employment agreements with Messrs. Caldwell and Kirby, (a) a lump sum severance equal to (i) 2 times their respective base salary then in effect, plus (ii) 2 times their respective target bonus for the year in which employment is so terminated, in each case payable promptly following the tenth day after delivery to Allied Nevada of an executed separation agreement and general release, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $36,000, and (c) continued vesting for a 2 year period of any unvested options and/or restricted share units granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Option Plan.

•

Pursuant to the employment agreements with Messrs. Doyle and Russell, (a) a lump sum severance equal to (i) 12 months of their respective base salary then in effect, plus (ii) their respective target bonus for the year in which employment is so terminated, in each case payable promptly following the tenth day after delivery to Allied Nevada of an executed separation agreement and general release, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $18,000, and (c) continued vesting for a 2 year period of any unvested options and/or RSUs granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Option Plan.

“Good Reason” is defined under each employment agreement as termination by any of Messrs. Caldwell, Kirby, Doyle or Russell of their employment not later than one year following the occurrence of any of the following events:

i.

A substantial reduction in their respective duties or responsibilities or a material change in their respective reporting responsibilities or title, except those changes generally affecting all members of Allied Nevada’s management;

ii.	A substantial reduction by Allied Nevada in their respective annual compensation then in effect, except those changes generally affecting all members of Allied Nevada’s management; or
iii.

A substantial adverse change in their participation in benefits under any benefit plan of Allied Nevada, including pursuant to their individual employment agreement, except those changes generally affecting all members of Allied Nevada’s management.

“Cause” is defined under each employment agreement as the taking of any of the following actions by or against Messrs. Caldwell, Kirby, Doyle or Russell:

i.	Commission of an act of fraud or dishonesty which may or does adversely affect Allied Nevada;
ii.

Conviction or plea of guilty or nolo contendere to or engaging in any felony or crime involving moral turpitude, fraud, misrepresentation or other crime and/or indictment for a crime that, in the reasonable opinion of Allied Nevada, affects the individuals’ ability to perform the duties set forth in his employment agreement and/or reflects negatively upon Allied Nevada;

iii.

Unauthorized disclosure of the Company’s Proprietary Information, as defined in the Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement which results or could have been reasonably foreseen to result, in a material loss to Allied Nevada.

iv.

Failure (which shall not include any disability as defined in his employment agreement) or refusal to perform the duties and responsibilities of his employment and/or to follow the policies and procedures of Allied Nevada including, without limitation, the failure or refusal to carry out lawful instructions from our President and Chief Executive Officer (except for Mr. Caldwell, as to which the relevant officer is the Executive Chairman) or Board of Directors which, if such failure or refusal is reasonably possible of being cured in the opinion of Allied Nevada, is not cured within thirty (30) days after written notice from Allied Nevada of such failure or refusal.

Termination by Allied Nevada for Cause or in the Event of Death or Disability. Pursuant to the employment agreements with each of Messrs. Caldwell, Kirby, Doyle and Russell, in the event their employment with Allied Nevada is terminated for “cause” or due to the death or “disability” (as defined below) of any of them, they (or their estate, as applicable) will be entitled to receive payment, when due, of any unpaid base salary, expense reimbursements and vacation days accrued prior to such termination. Further, in the event their employment with Allied Nevada is terminated as the result of the death or disability of any of them, they (or their estate, as applicable) will be entitled to receive long term disability or life insurance benefits, in the form maintained by Allied Nevada at such time and in which they participated at the time of such termination.

“Disability” is defined in under each employment agreement as any illness, injury, accident or condition of either a physical or mental nature as a result of which any of Messrs. Caldwell, Kirby, Doyle or Russell is unable to perform the essential functions of his duties and responsibilities for 90 days during any period of 365 consecutive calendar days or for any consecutive 90-day period.

Voluntary Termination by the Executive. In the event that any of Messrs. Caldwell, Kirby, Doyle or Russell decide voluntarily to terminate their employment with Allied Nevada without “good reason” upon 30 days’ written notice, Allied Nevada, in its discretion, may elect (i) to relieve them of any obligation to perform their respective duties during such notice period, or (ii) to waive the notice period and immediately accept such termination. In the event Allied Nevada elects the former, we have agreed to continue their respective compensation and benefits for the remainder of the notice period, except that no bonus shall be earned or awarded by any of them during and after the notice period.

Payments Upon a Change of Control

In addition to the severance obligations described above, each of the employment agreements entered into between Allied Nevada and Messrs. Caldwell, Kirby, Doyle and Russell contain provisions which entitle each of them to certain payments upon a “change of control” (as defined below) of Allied Nevada.

In the event of a “change of control” (as defined below) and the involuntary termination of employment during the one-year period thereafter by Allied Nevada (or any successor entity) other than for “cause”, or by Messrs. Caldwell, Kirby, Doyle or Russell for “good reason”, they will be entitled to payment, when due, of unpaid base salary, expense reimbursements and vacation days accrued prior to the date of such termination and will also receive, in exchange for execution and delivery to Allied Nevada of a separation agreement and general release, the following benefits:

•

Pursuant to the employment agreements with Messrs. Caldwell and Kirby, (a) a lump sum severance equal to (i) 2 years of their respective base salary then in effect, payable within 30 days following delivery to Allied Nevada of an executed separation agreement and general release, plus (ii) 2 times their respective target bonus for the year in which employment is so terminated, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $36,000, and (c) immediate vesting of any unvested options and/or RSUs granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Option Plan.

•

Pursuant to the employment agreements with Messrs. Doyle and Russell, (a) a lump sum severance equal to (i) 18 months of their respective base salary then in effect, payable within 30 days following delivery to Allied Nevada of an executed separation agreement and general release, plus (ii) 1.5 times their respective target bonus for the year in which employment is so terminated, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $18,000, and (c) immediate vesting of any unvested options and/or RSUs granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Option Plan.

“Change of control” is defined under each employment agreement as (i) the occurrence of a merger or consolidation of Allied Nevada, whether or not approved by our Board of Directors, other than (x) a merger or consolidation which would result in the voting securities of Allied Nevada outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of Allied Nevada or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or (y) a merger or consolidation which is in effect a financing transaction for Allied Nevada including, but not limited to, a reverse merger of Allied Nevada into a publicly traded “shell” company, or (ii) the approval by the stockholders of Allied Nevada of an agreement for the sale or disposition by Allied Nevada of all or substantially all of our assets.

Compensation of Non-Employee Directors

Compensation of Directors at 2007 Fiscal Year End Table

The table below sets forth information regarding compensation earned by non-employee directors as compensation for their service to the Company during the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
W. DURAND EPPLER	34,084	36,833	70,917
CAMERON A. MINGAY	29,500	36,833	66,333
TERRY M. PALMER	40,000	36,833	76,833
CARL PESCIO	28,500	36,833	65,333
MICHAEL B. RICHINGS	27,500	36,833	64,333
JOHN W. IVANY	18,000	36,833	54,833
A. MURRAY SINCLAIR	26,500	—(3)	26,500
D. BRUCE SINCLAIR	22,750	36,833	59,583
ROBERT G. WARDELL	20,250	36,833	57,083

__________________________

(1)

Amounts reflect the total compensation expense for the year ended December 31, 2007 calculated in accordance with Statement of Financial Accounting Standard No. 123R, or SFAS 123R, using a lattice pricing model. The assumptions used to calculate these amounts are set forth in Note 8 to our financial statements, included in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on March 7, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(2)

On July 3, 2007, the Company granted options to  each of the directors set forth in the table above, with each grant having a grant date fair value of $214,370 computed in accordance with FAS 123R. As of 12/31/2007, each director, with the exception of A. Murray Sinclair (see footnote 3), had outstanding options to purchase 100,000 shares of common stock.

(3)

On December 14, 2007, A. Murray Sinclair notified Allied Nevada of his decision to resign as a director of the Company, with immediate effect. Mr. Sinclair was awarded 100,000 options by the Company on July 3, 2007, none of which were vested. Pursuant to the Allied Nevada 2007 Stock Option Plan, Mr. Sinclair’s unvested options were forfeited upon his resignation.

Until March 2007, we did not provide cash compensation to directors for their services as directors or members of committees of the board of directors. We have reimbursed and will continue to reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

On March 22, 2007, our board of directors adopted a compensation program for our non-employee directors, which became effective as of that date, giving retroactive effect as to payment of meeting fees for non-affiliates of Allied Nevada serving as directors as of January 1, 2007. Pursuant to our compensation program for non-employee directors, each member of our board of directors who is not our employee will receive the following cash compensation for board services, as applicable:

•	$30,000 per year for service as board members;
•	$10,000 per year for service as chairperson of the audit committee and $5,000 per year each for service as chairperson of other standing committees; and
•	$1,000 for each board meeting attended.

In addition, our non-employee directors will receive initial and annual, automatic, non-discretionary grants of nonqualified stock options in amounts and under terms to be determined. On June 27, 2007, the Board of Directors approved initial grants of non-qualified stock options under the Allied Nevada Stock Option Plan for 100,000 shares as to each of our non-employee directors. These options have a 10-year term and an exercise price per share of $4.35, which was determined in accordance with the Stock Option Plan as the closing price of Allied Nevada’s common stock on the grant date of July 3, 2007. The options will vest in equal one-third installments over three years, until fully vested on the third anniversary of the grant date.

No compensation was paid to non-employee directors during the fiscal year ended December 31, 2006.

Agreements with Carl Pescio

On February 15, 2007, Allied Nevada entered into a Non-Competition Agreement and a Professional Service Agreement with Carl Pescio. Both agreements have two year terms.

Pursuant to the terms of his Non-Competition Agreement, Mr. Pescio has agreed that during the term he will not carry on business in the State of Nevada which is similar to or in any way competitive with our mineral property-related business.

Pursuant to the terms of his Professional Service Agreement, Mr. Pescio is to provide services as directed by us, for which we will compensate him at the rate of $1,000 per day worked plus reimbursement of his reasonable out-of-pocket expenses at cost. The services to be provided by Mr. Pescio under this agreement include assisting us with technical review of our exploration programs and activities and in expanding or rationalizing our land holdings, as well as identification of potential exploration joint venture opportunities and assisting us and our joint venture partners with investor relations activities. This agreement may be terminated at any time with the written consent of the parties, or by us for “cause” as defined in the agreement.

EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2007

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
Equity Compensation Plans Approved by Security Holders
Allied Nevada Special Stock Option Plan(1)	427,670	$2.98(2)	0(3)
Allied Nevada 2007 Stock Option Plan	2,815,000	$4.34	185,000(4)

Equity Compensation Plans Not Approved by Security Holders
Allied Nevada Restricted Share Plan	300,000	—	900,000

Total	3,542,670	$4.16	1,085,000

_____________________________________

(1)

The Company established the Allied Nevada Special Stock Option Plan to govern options to purchase shares of Common Stock granted in connection with the Arrangement to persons who held Vista stock options at the time of completion of the Arrangement. Options granted pursuant to the Special Option Plan have a ten year term.

(2)

Exercise prices for options granted pursuant to the Special Stock Option Plan during the period shown were converted into U.S. dollars as of the grant date from the stated Canadian dollar amounts as applicable. Realized exercise prices may vary depending upon the currency conversion rates at the time of exercise.

(3)

The Company reserved a total of 619,550 shares of Common Stock for issuance upon exercise of options granted pursuant to the Allied Nevada Special Stock Option Plan, all of which shares are subject to options granted in connection with the Arrangement. All such options were granted pursuant to individual stock option agreements entered into between the Company and each participant, dated as of May 10, 2007. As of April 25, 2008, 205,245 shares of Common Stock subject to these options had been exercised, while options to purchase a total of 3,341 shares of Common Stock had expired unexercised. Pursuant to the terms of the Special Stock Option Plan, expired options are not available for reissuance.

(4)

Represents shares of Common Stock available for issuance under the Allied Nevada 2007 Stock Option Plan, as currently in place. As described in this Proxy Statement, the Company is requesting that stockholders approve an amendment at the Meeting to increase the number of shares of Common Stock available for issuance upon exercise of options pursuant to the Allied Nevada 2007 Stock Option Plan. If this amendment is approved, the number of shares of Common Stock remaining for future issuance under will be 2,775,000 as of April 29, 2008.

BOARD OF DIRECTORS

Board Committees and Meetings of the Board of Directors

Our business is managed under the direction of the Board of Directors, which meets regularly during the year to review significant developments affecting us and acts upon matters requiring its approval. The Board of Directors met six (6) times during the fiscal year ended December 31, 2007, and took certain other actions by unanimous consent. All directors other than A. Murray Sinclair attended at least seventy-five percent of the meetings of the Board of Directors held from the time each director commenced serving in such capacity and of the committees of which they were members. A. Murray Sinclair attended 40% of the meetings of the Board of Directors held during the time he served as a director during 2007, and he was not a member of any Board committees.

It is our policy to encourage all directors to attend the annual meeting of stockholders.

Allied Nevada’s Board of Directors has four standing committees: a Compensation Committee, an Audit Committee, a Corporate Governance Committee and a Health, Safety and Environmental Committee. A brief description of the composition and functions of each committee follows.

Compensation Committee

Allied Nevada’s Compensation Committee is chaired by D. Bruce Sinclair. Its other members are Robert G. Wardell and John W. Ivany. Each member of our Compensation Committee is “independent” within the meaning of the American Stock Exchange (“AMEX”) listing standards and Canadian standards as per Canadian National Instrument 58-101, “Corporate Governance” (“NI 58-101”). The Compensation Committee met once during the fiscal year ended December 31, 2007. The written charter of the Compensation Committee is available on our website at http://www.alliednevada.com.

The Compensation Committee’s functions are to review and recommend compensation policies and programs, as well as salary and benefit levels for individual executives, including our President and Chief Executive Officer. The Compensation Committee makes these recommendations to our Board of Directors which, in turn, provides final approval on individual compensation matters. The Compensation Committee has the authority to retain any advisors, counsel and consultants as the members deem necessary in order to carry out these functions. The Compensation Committee also administers Allied Nevada’s compensation programs for our employees, including executive officers, reviews and approves all awards granted under these programs, reviews the compensation discussion and analysis section and drafts and approves the annual report on executive compensation required, and recommends their inclusion in, Allied Nevada’s annual proxy statement as required under U.S. federal securities laws and Canadian securities laws. In accordance with the terms of the Compensation Committee’s Charter, our President and Chief Executive Officer may not be present during meetings of the Compensation Committee at which his compensation is being discussed.

Audit Committee

Allied Nevada’s Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is chaired by Terry M. Palmer, and its other members are Robert G. Wardell and D. Bruce Sinclair. Each member of our Audit Committee is “independent” within the meaning of the AMEX listing standards, as defined in Rule 10A-3(b)(1) under the Exchange Act and in Canadian National Instrument 52-110 “Audit Committees”. Additionally, the Board of Directors has determined that Mr. Palmer qualifies as Allied Nevada’s “Audit Committee Financial Expert” as defined in accordance with Section 407 of the Sarbanes-Oxley Act of 2002. The written charter of the Audit Committee is available on our website at http://www.alliednevada.com/. The Audit Committee met a total of four (4) times during the fiscal year ended December 31, 2007.

The Audit Committee, in accordance with the Audit Committee Charter as approved by our Board of Directors, assists the Board of Directors in monitoring (1) our accounting and financial reporting processes, (2) the integrity of our financial statements, (3) our compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications, independence and performance, and (5) business practices and ethical standards of Allied Nevada. The Audit Committee is responsible for the appointment of our independent auditor and for the compensation, retention and oversight of the work of our independent auditor and for the oversight of our accounting and financial reporting processes.

Corporate Governance Committee

Allied Nevada’s Corporate Governance Committee is chaired by Robert G. Wardell. Its other members are John W. Ivany and Cameron A. Mingay. Each member of our Corporate Governance Committee is “independent” within the meaning of the AMEX listing standards and NI 58-101. The written charter of the Corporate Governance Committee is available on our website at http://www.alliednevada.com. The Corporate Governance Committee did not meet formally during the fiscal year ended December 31, 2007, although it did meet informally.

The Corporate Governance Committee will recommend criteria for service as a director, review candidates and recommend appropriate governance practices for Allied Nevada in light of corporate governance guidelines set forth by AMEX and other regulatory entities, as applicable. The Corporate Governance Committee will consider candidates meeting such criteria who are suggested by directors, management, stockholders and search firms hired to identify and evaluate qualified candidates. From time to time, the Corporate Governance Committee may recommend highly qualified candidates who it believes will enhance the strength, independence and effectiveness of Allied Nevada’s Board of Directors. The Corporate Governance Committee will review the size of our Board of Directors annually. The Committee is also responsible for review and approval of transactions with related persons. See “Certain Relationships and Related Party Transactions - Procedures for Approval of Transactions with Related Persons”.

The Corporate Governance Committee will consider nominees for director recommended by stockholders if such recommendations are submitted in writing to the Chairman of the Corporate Governance Committee, c/o Allied Nevada Gold Corp., 9604 Prototype Court, Reno, Nevada 89521. At this time, no additional specific procedures to propose a candidate for consideration by the Corporate Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board of Directors, have been adopted as the Company believes that the procedures currently in place will continue to serve the needs of the Board and stockholders.

Health, Safety and Environmental Committee

Allied Nevada’s Health, Safety and Environmental Committee is chaired by Michael B. Richings. Its other members are W. Durand Eppler and Carl Pescio. The Committee has the general mandate of overseeing the development and implementation of policies and best practices of Allied Nevada relating to health and environmental and safety issues in order to ensure compliance with applicable laws and to ensure the safety of our employees. The Committee will, among other things, monitor the effectiveness of our environmental policies, assist management with implementing and maintaining appropriate health and safety programs and obtain periodic reports on such programs, and report to the Board on environmental and health and safety matters concerning Allied Nevada’s operations.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee as of December 31, 2007 was comprised of: D. Bruce Sinclair (Chairman), Robert G. Wardell and John W. Ivany. No member of Allied Nevada’s Compensation Committee was during the fiscal year ended December 31, 2007, or currently is, an executive officer or employee of Allied Nevada or any of its subsidiaries or affiliates. No executive officer of Allied Nevada was during 2007, or currently is, a director or a member of the Compensation Committee of another entity having an executive officer who is a director or a member of our Compensation Committee.

Communications with Board of Directors

Although the Board of Directors has not formally adopted a process by which stockholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the Board and stockholders. Until such time as the board may adopt a different set of procedures, stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence to the Chairman of the Corporate Governance Committee, c/o Allied Nevada Gold Corp., 9604 Prototype Court, Reno, Nevada 89521, who will arrange for forwarding the correspondence as appropriate. Such correspondence should prominently display the fact that it is a stockholder-director communication..

Independence of Directors

Allied Nevada’s Common Stock is listed on the AMEX and the TSX. Under AMEX rules, the Board of Directors is required to affirmatively determine that each “independent” director has no material relationship with our company that would interfere with the exercise of independent judgment. Our Board has determined that the following directors are “independent” as required by AMEX listing standards: Mr. Eppler, Mr. Palmer, Mr. Ivany, Mr. Mingay, Mr. Wardell and Mr. Sinclair. Additionally, all members of our Audit Committee are “independent” as defined in Rule 10A-3(b)(1) under the Exchange Act and for the purposes of Canadian National Instrument 58-101.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2007.

The Company’s management has primary responsibility for the Company’s internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has also had many discussions, including the required discussions with Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm, regarding matters related to the conduct of the audit of the Company’s annual financial statements. The content of these communications is governed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”. The Audit Committee has also received written disclosures and the letter from Ehrhardt Keefe Steiner & Hottman PC required by the PCAOB pursuant to Rule 3600T, which relates to the accountants’ independence from the Company and has discussed with Ehrhardt Keefe Steiner & Hottman PC their firm’s independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE

Terry M. Palmer, Chairman

Robert G. Wardell

D. Bruce Sinclair

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Pursuant to Arrangement Agreement

Pre-Arrangement Loans from Vista Gold Corp.

On May 10, 2007, Allied Nevada commenced operations following the transfer by Vista to Allied Nevada of Vista’s Nevada-based mining properties and related assets, along with cash, and the transfer to Allied Nevada by the Carl and Janet Pescio (the “Pescios”) of their interests in certain Nevada mining properties and related assets (the “Pescio Nevada Assets”). These transfers to Allied Nevada were made in exchange for shares of Allied Nevada’s common stock and cash, under the terms of that certain arrangement and merger agreement, dated as of September 22, 2006, as amended (the “Arrangement Agreement”) among Vista, Allied Nevada and the Pescios, all pursuant to the Arrangement (as defined in the Arrangement Agreement).

Prior to the completion of the Arrangement, the immediate cash needs of the Company were met by loans from Vista pursuant to the Arrangement Agreement, which provided that, prior to the date of completion, Vista could loan money to Vista’s wholly-owned subsidiary, Vista Gold Holdings, Inc. (“Vista U.S.”), which was to hold Vista’s Nevada-based mining properties and related assets immediately prior to their transfer to Allied Nevada, in amounts sufficient to undertake certain activities for the benefit of the business Allied Nevada would operate after the completion of the Arrangement, including purchase of mineral properties or property interests, payment of amounts necessary to secure the services of a Chief Executive Officer, and purchase of office equipment, software and other miscellaneous items to enable Allied Nevada to commence operations immediately after the completion of the transaction. These loans bore interest at the rate of 6% per annum and all principal and interest owing by Vista U.S. to Vista in respect of such loans were to be paid in full at the time of completion by Allied Nevada on behalf of Vista U.S. This was not a market interest rate that would be available from an unrelated third party but rather was a nominal interest rate that Vista’s management believed reasonable to provide cash for start-up purposes to a new, wholly-owned subsidiary without operations or current financial resources, so that Allied Nevada would be in a position to commence operations immediately after completion of the Arrangement. The interest rate was comparable to what Vista then earned on short-term investments, which was in the range of 5-6% per annum. As of December 31, 2007, the aggregate loan amount of $483,000, had been repaid by Allied Nevada.

Transactions with Carl Pescio

Mr. Carl Pescio was elected as a director of Allied Nevada on March 1, 2007. Allied Nevada and Mr. Pescio were among the parties to the Arrangement Agreement, pursuant to which, among other things, the Pescios transferred their interests in the Pescio Nevada Assets to Allied Nevada Gold Holdings LLC, a limited liability company incorporated under the laws of Nevada with Allied Nevada as its sole member, in return for 12,000,000 shares of Allied Nevada common stock and $15 million in cash from Allied Nevada. We determined that the value of the Pescio Nevada Assets was approximately $70.5 million, based on the estimated fair value of the consideration paid of $15 million cash and 12 million shares of our common stock. Upon completion of the Arrangement, 12,000,000 shares were issued to the Pescios, who subsequently transferred an aggregate of 2,700,000 of those shares to two transferees. Accordingly, the Pescios now own 9,300,000 shares or approximately 16.2 % of the issued and outstanding shares of Allied Nevada. Pursuant to the Arrangement Agreement, in July 2007 we filed a registration statement on Form S-1 to register for resale, among other shares, an aggregate 4,200,000 of the Allied Nevada shares issued to the Pescios as part of the Arrangement.

Mr. Pescio may pursue ventures with mining properties other than those held by Allied Nevada. As a condition to completion of the Arrangement, Mr. Pescio was required to enter into a non-competition agreement with Vista and Allied Nevada on terms satisfactory to all parties, acting reasonably. On February 15, 2007, Allied Nevada entered into a non-competition agreement and a professional service agreement with Mr. Pescio. Both agreements have two-year terms. Under the non-competition agreement, Mr. Pescio has agreed that during the agreement term he will not carry on business in the State of Nevada which is similar to or in any way competitive with our mineral property-related business. Under the professional service agreement, Mr. Pescio is to provide services as directed by us including assistance with technical review of exploration programs and assistance with investor relations activities, for which we will compensate him at the rate of $1,000 per day worked plus reimbursement of his reasonable out-of-pocket expenses at cost. To date, no amounts have been paid to Mr. Pescio pursuant to this agreement.

Private Placement Financing

On July 16, 2007, Allied Nevada completed a private placement financing (the “Private Placement”), in which we sold and issued a total of 3,696,000 units for total gross proceeds of CDN$17,000,000, or approximately $16.3 million based on the U.S./Canadian dollar exchange rate on the closing date. In connection with the private placement financing, Allied Nevada paid a cash finder’s fee of CDN$528,020, being 5% of the gross proceeds raised, to eligible persons that arranged for purchasers (“Finders”). As consideration for its role as Finder in the private placement financing, Quest Securities Corporation (“Quest Securities”), a wholly-owned subsidiary of Quest Capital Corp. (“Quest Capital”), received a cash fee of CDN$108,730 and warrants to purchase 114,850 units. These warrants are exercisable by Quest Securities at any time prior to the close of business on July 16, 2009, at an exercise price of CDN$4.60 per unit. No commissions were paid to Quest Securities with respect to sales of units to directors or officers of Allied Nevada. Robert Buchan, Executive Chairman and a director of Allied Nevada, then served as Chairman of Quest Capital and A. Murray Sinclair, then an Allied Nevada director, then served as Managing Director of Quest Capital.

The other Finder in the private placement financing was Global Resource Investments Ltd. (“Global Resource”) which received a cash finder’s fee of CDN$419,290. The General Partner of Global Resource is Rule Investments, Inc. (“Rule Investments”). The Rule Family Trust u/d/t 12/17/98 (the “Rule Trust”) owns 100% of Rule Investments. Arthur Richards Rule is co-Trustee of the Rule Trust. As set forth in “Principal Stockholders,” Mr. Rule and the Trust are indirect beneficial owners of 2,836,639 shares of Allied Nevada common stock owned by Exploration Capital Partners 2000 Limited Partnership (“Exploration Capital 2000”) and by Exploration Capital Partners 2006 Limited Partnership, representing a beneficial ownership interest of 5.0%. However, this ownership includes 1,631,200 shares (including 815,600 share purchase warrants) acquired by Exploration Capital 2000 in connection with the Private Placement. Prior to the financing, Mr. Rule and the Rule Trust were indirect beneficial owners of 1,294,140 shares of Allied Nevada common stock, representing only approximately 3.3% of the common stock then outstanding. Accordingly, Global Resource would not have been a related party to Allied Nevada prior to the financing, but this disclosure is included for purposes of completeness.

Executive officers and directors of Allied Nevada subscribed for an aggregate of CDN$6,435,400 of the Private Placement, as follows: Robert Buchan, Executive Chairman—CDN$4,002,000; A. Murray Sinclair, Director (resigned in December 2007)—CDN$1,499,600; Scott A. Caldwell, President Chief Executive Officer and Director—CDN$506,000; Hal D. Kirby, Vice President and Chief Financial Officer—CDN$230,000; James M. Doyle, Vice President, Technical Services—CDN$151,800; and W. Durand Eppler, Director—CDN$46,000. Each of these purchases was made pursuant to individual subscription agreements between the named purchaser and Allied Nevada in the same form and on the same terms as used for all other purchasers in the private placement financing.

Investor Relations Services Agreement with Sierra Partners

On July 2, 2007, Allied Nevada entered into an Investor Relations Services Agreement with Sierra Partners II LLC (“Sierra”) to assist Allied Nevada with the development and initiation of an investor relations program and to provide consulting and advisory services regarding the North American investor market. During the six month term of the Agreement, Sierra received a monthly retainer of $15,000 and was granted an option to purchase 45,000 shares of Allied Nevada common stock in accordance with the Allied Nevada 2007 Stock Option Plan. This option has a 10-year term, an exercise price per share of $ 4.35 which was determined in accordance with the Allied Nevada Stock Option Plan as the closing price of Allied Nevada’s common stock on the grant date of July 3, 2007, and a total value of $99,000 based on a lattice option valuation model. The option fully vested on December 31, 2007. On January 28, 2008, Allied Nevada amended its Investor Relations Services Agreement with Sierra to assist the Company with its investor relations program and to provide consulting and advisory services regarding the North American investor market. Under terms of the amended agreement, Sierra will receive a monthly retainer of $5,000 and reimbursement of reasonable out of pocket fees and expenses. The amended agreement will expire on December 31, 2008. W. Durand Eppler, an Allied Nevada director, currently serves as President and Chief Executive Officer of Sierra and is holder of a one-third equity interest in Sierra.

Provision of Legal Services

Cameron Mingay, an Allied Nevada director who was appointed in March 2007, is a partner at Cassels Brock & Blackwell LLP of Toronto, Ontario, Canada, which since June 2007 has served as outside counsel to Allied Nevada in connection with Canadian corporate and securities law matters. Allied Nevada has paid Cassels Brock an aggregate of $288,000 for legal services rendered through December 31, 2007.

Bridge Credit Facility with Ionic Capital Corp.

On March 20, 2008, Allied Nevada along with its wholly-owned subsidiaries, Hycroft Resources & Development, Hycroft Lewis Mine, Inc., Victory Exploration Inc., Victory Gold Inc., Allied VGH Inc., Allied Nevada Gold Holdings LLC and Allied VNC Inc., entered into the Credit Agreement with Capital Corp. (“Ionic”), pursuant to which Ionic (formerly Quest Holdings Ltd.) has provided a CDN$27 million secured bridge credit facility (the “Credit Facility”). The borrower under the Credit Facility is Hycroft Resources & Development with the Company and the Company’s subsidiaries, being the guarantors. The Credit Agreement provides that the Credit Facility is to be available for drawdown until July 2008 and must be repaid by March 2009. Borrowings under the Credit Facility are limited to working capital, operating, and capital expenditures relating to the reopening of the Hycroft Mine. The Company’s interest in the Hycroft Mine properties and all of its personal property have been pledged as collateral for the Credit Facility. The Credit Agreement contains customary covenants for credit facilities of this type including certain negative covenants, which will limit or restrict Allied Nevada’s ability to incur additional debt. Allied Nevada has incurred a standby fee of CDN$1,080,000, equal to four percent of the amount of the Credit Facility. Allied Nevada drew down CDN$10 million of this facility when it entered into the agreement and paid CDN$500,000, being a five percent drawing fee. Concurrent with its initial drawdown under the Credit Facility, Allied Nevada also paid a structuring fee of CDN$135,000. The interest rate on borrowings is twelve percent per annum compounded monthly. Robert Buchan, Executive Chairman and Director of the Company, has disclosed to the Board of Directors of the Company that he is a participant in the Credit Facility. This transaction was subject to Allied Nevada’s written policy relating to transactions with related parties, and, accordingly, was reviewed and approved by the Corporate Governance Committee.

Procedures for Approval of Transactions with Related Persons

In March 2007, we adopted a written policy relating to the approval of transactions with related persons. Before then, we did not have a written policy, and any such transactions were approved by our Board of Directors in accordance with applicable law.

Our written policy for the review of transactions with related persons requires review, approval or ratification of all transactions in which Allied Nevada is a participant and in which an Allied Nevada director, executive officer, a significant shareholder or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy. As set forth in the policy, the pre-approved transactions include employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as transactions in the ordinary course of business where the aggregate amount involved is expected to be less than $5,000. All related party transactions will have to be reported for review by the Corporate Governance Committee of the Board of Directors. Transactions deemed to be pre-approved will not have to be reported to the Committee, except that transactions in the ordinary course of business must be submitted to the Committee for review at its next following meeting.

Following its review, the Committee will determine whether these transactions are in, or not inconsistent with, the best interests of Allied Nevada and our shareholders, taking into consideration whether they are on terms no less favorable to Allied Nevada than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related person.

On April 8, 2008, Allied Nevada completed a public offering of its common stock, which, taken together with the exercise by the underwriters on April 18th, 2008, of their over-allotment option, resulted in the Company issuing an aggregate of 14,375,000 common shares for total gross proceeds of CDN$75,468,750 million. Related parties of Allied Nevada subscribed for an aggregate of CDN$3,018,750 of the offering, as follows: Scott A. Caldwell, President, Chief Executive Officer and Director – CDN$262,500; Hal D. Kirby, Vice President and Chief Financial Officer – CDN$131,250 and the Buchan Family Foundation - CDN$2,625,000. Robert Buchan, Allied Nevada’s Executive Chairman, is an officer and director of the Buchan Family Foundation.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) to serve as our independent auditors for the fiscal year ending December 31, 2008, and the Board of Directors is requesting stockholders to ratify this appointment. If the stockholders do not ratify this appointment, another independent registered public accounting firm will be considered by the Audit Committee. EKS&H was initially retained by Vista to provide audit-related services to Allied Nevada prior to completion of the Arrangement, and has continued to provide services to Allied Nevada since that time.

Representatives of EKS&H are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire. These representatives will also be available to answer appropriate questions of stockholders.

Independent Auditors Fees

Aggregate fees billed by EKS&H for professional services rendered to us for the fiscal year ended December 31, 2007 were $57,235. A breakdown of the fees paid by Allied Nevada is provided in the following table:

Year ended
December 31, 2007
Audit Fees (1)	$42,460
Audit-Related Fees (2)	14,775
Tax Fees (3)	0
All Other Fees (3)	0
Total Fees	$57,235

(1)	“Audit Fees” include fees billed by EKS&H for the audit of our annual financial statements for the fiscal year and reviewing quarterly reports on Form 10-Q.
(2)	“Audit-Related” fees include fees for services such as accounting consultations and review of other SEC filings.
(3)	EKS&H did not provide any services in this category to Allied Nevada during the fiscal year ended December 31, 2007

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance of all particular engagements for services provided by the Company’s external accountants. For 2007, all of the services related to amounts billed by the Company’s external accountants were pre-approved by the Audit Committee. The Audit Committee has established procedures for engagement of EKS&H to perform services other than audit, review, and attest services. In order to safeguard the independence of EKS&H , prior to each engagement to perform such non-audit service, (a) management and EKS&H affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable rules, rules or regulations; (b) management describes the reasons for hiring EKS&H to perform the services; and (c) EKS&H affirms to the Audit Committee that it is qualified to perform the services. All services provided by EKS&H were permissible under applicable laws, rules, and regulations and were pre-approved by the Audit Committee in accordance with its procedures.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of the proposal but, for the purpose of this vote, abstentions are treated as present or represented and voting and therefore have the same effect as a negative vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF

THE APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL THREE

APPROVAL OF AMENDMENTS TO ALLIED NEVADA 2007 STOCK OPTION PLAN

The Board of Directors proposes that stockholders approve amendments to the Allied Nevada 2007 Stock Option Plan (the “2007 Stock Option Plan”), as discussed below. The 2007 Stock Option Plan, as originally adopted by the Board prior to completion of the Arrangement, provided for 3,000,000 shares of common stock (6.9% of the Company’s issued and outstanding capital) available for option grants under the Plan. In July 2007 the Board approved amendments to the 2007 Stock Option Plan to, among other things, increase the number of shares available for grant by 1,200,000 shares for an aggregate of 4,200,000 shares and in April 2008, the board approved an increase in the number of shares available for grant by an additional 1,500,000 shares for an aggregate of 5,700,000 shares. These amendments are subject to approval of our stockholders at the Meeting.

Amendment of the Allied Nevada 2007 Stock Option Plan

On February 7, 2007, the Board of Directors adopted the 2007 Stock Option Plan, which provides for grants to directors, officers, employees and consultants of Allied Nevada, or its subsidiaries, of options to purchase Allied Nevada Common Stock. Options granted under the 2007 Stock Option Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), herein referred to as “incentive stock options,” or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “non-qualified stock options”. Under the 2007 Stock Option Plan as initially adopted, 3,000,000 shares of the Company’s common stock were reserved for issuance under the Plan.

On July 27, 2007, the Board of Directors approved, subject to stockholder and regulatory approval, an amendment to the 2007 Stock Option Plan to, among other things, increase the number of shares of the Company’s Common Stock available for grants under the 2007 Stock Option Plan by 1,200,000 for an aggregate of 4,200,000 shares and in April 2008, the board approved an increase in the number of shares available for grant by an additional 1,500,000 shares for an aggregate of 5,700,000 shares (9.9% of the Company’s issued and outstanding share capital). Grants made to April 29, 2008 under the 2007 Stock Option Plan, net of forfeitures have totaled 2,925,000 shares (5.1% of the Company's issued and outstanding share capital). All grants made to date under the 2007 Stock Option Plan have been for non-qualified options.

As set forth in the 2007 Stock Option Plan, consistent with the provisions of the Code, grants of incentive stock options under the 2007 Stock Option Plan are contingent on approval of the Plan by the Company’s stockholders, which is being sought at this Meeting. For purposes of the Code, approval of the amendments to the Plan is deemed to be adoption of a new Plan for tax purposes and accordingly complies with the Code requirements for stockholder approval of the 2007 Stock Option Plan within the prescribed time period under the Code in order that incentive stock options may be granted under the Plan.

On July 27, 2007, the Board also approved certain other amendments to the 2007 Stock Option Plan. The 2007 Stock Option Plan, as originally adopted, provided for the ability of resident Canadian option holders to pay for any exercise of options granted by means of (i) cash equal to the aggregate option price, (ii) in shares of the Company’s common stock owned by the option holder, (ii) a combination of cash or shares, or (iv) by any other means approved by the Compensation Committee. The Board approved an amendment to the 2007 Stock Option Plan to limit the payment options of residents of Canada for purposes of the Income Tax Act (Canada) or participants who were granted options in respect of employment rendered in Canada, such that the payment for such options may only be made in cash equal to the aggregate option price. In addition, the 2007 Stock Option Plan, as originally adopted, provided for the Company to be able to accept shares of the Company’s common stock of equivalent fair market value in payment of any federal, state, provincial or local taxes as required by law to be withheld with respect to all awards under the 2007 Stock Option Plan. The Board approved an amendment to the 2007 Stock Option Plan to withdraw the ability of the Company to accept shares as payment for such withholding tax obligations.

Allied Nevada proposes that stockholders approve the amendments to the 2007 Stock Option Plan to, among other things, increase the number of shares of the Company’s Common Stock available for grants under the Plan by 2,700,000, for an aggregate of 5,700,000 shares. The Board believes that the Company’s 2007 Stock Option Plan has been beneficial and will continue to be beneficial in attracting, retaining and motivating key officers and employees needed by the Company for the success of the early stages of production at the Hycroft Mine.

Summary of the 2007 Stock Option Plan

The following is a summary description of the material provisions of the 2007 Stock Option Plan, as amended, and is qualified in its entirety by the full text of the 2007 Stock Option Plan attached to this Proxy Statement as Appendix A.

Types of Options Awarded Under the 2007 Plan

Options granted under the 2007 Stock Option Plan may either be incentive stock options or non-qualified stock options, as defined above.

Incentive stock options may be granted under the 2007 Stock Option Plan only to employees who are, at the time of grant, actual so-called “common law employees” of Allied Nevada and not a consultant, advisor, service provider or independent contractor. To the extent that the aggregate fair market value of the Allied Nevada shares (determined at the time of grant) exceeds $100,000 with respect to the amount of incentive stock options exercisable for the first time by an Optionee during any calendar year, any excess over that amount shall be considered “non-qualified options”. Options will become exercisable only after they vest in accordance with the respective stock option agreement.

Shares Available for Issuance; Treatment of Unexercised Options

The maximum number of shares that may be reserved for issuance to any individual (including, but not limited to, insiders of the Company) under the 2007 Stock Option Plan is that number of shares that is equivalent to 5% (or 2,867,458) of the shares of Allied Nevada common stock issued and outstanding from time to time. The aggregate number of shares of Allied Nevada common stock issuable to insiders (as defined in the Securities Act (Ontario)) pursuant to the 2007 Stock Option Plan and all other security based compensation arrangements of Allied Nevada, at any time, shall not exceed 10% of the total number of shares of Allied Nevada common stock then outstanding. The aggregate number of shares of Allied Nevada common stock issued to insiders pursuant to the Plan and all other security based compensation arrangements of Allied Nevada, within a one year period, shall not exceed 10% of the total number of shares of Allied Nevada common stock then outstanding. Shares with respect to which options are not exercised prior to termination of such option shall again be available to be granted under the 2007 Stock Option Plan, to the fullest extent permitted by law. All options granted under the 2007 Stock Option Plan will be subject to the terms and conditions of an option agreement entered into by Allied Nevada and each participant at the time an option is granted.

Administration of the 2007 Stock Option Plan and Eligibility for Option Grants

The 2007 Stock Option Plan is administered by the Compensation Committee, which has full and final discretion to determine, subject to applicable laws, (i) the total number of optioned shares to be made available under the 2007 Stock Option Plan, (ii) the directors, officers, employees and consultants of Allied Nevada or its subsidiaries who are eligible to participate in the 2007 Stock Option Plan (“Optionees”), (iii) the time when and the price at which such options will be granted, (iv) the time when and the price at which such stock options may be exercised, and (v) the conditions and restrictions on the exercise of such options.

Determination of Exercise Price

Pursuant to the terms of the 2007 Stock Option Plan, the exercise price of any option must not be less than the closing price of shares of Common Stock on either the AMEX or the TSX, at the Allied Nevada Board’s discretion, on the date of grant.

Additional Terms

The term of any option granted under the 2007 Stock Option Plan may not exceed ten years from the date of grant; provided, that as to grants of incentive stock options, with respect to any participant in the 2007 Stock Option Plan who owns stock representing more than 10% of the voting rights attributable to the outstanding capital stock of Allied Nevada, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. Incentive stock options may be granted under the 2007 Stock Option Plan only to employees who are, at the time of grant, actual so-called “common law employees” of Allied Nevada and not to consultants, advisors, service providers or independent contractors. To the extent that the aggregate fair market value of the Allied Nevada shares (determined at the time of grant) exceeds $100,000 with respect to the amount of incentive stock options exercisable for the first time by an Optionee during any calendar year, any excess over that amount shall be considered “non-qualified options”. Options will become exercisable only after they vest in accordance with the respective stock option agreement.

If an Optionee ceases to be an officer or employee of Allied Nevada, or its subsidiaries, as a result of termination for cause, all unexercised options will immediately terminate. If an Optionee ceases to be a director, officer or employee of Allied Nevada, or its subsidiaries, or ceases to be a consultant to Allied Nevada, for any reason other than termination for cause, or as a result of the Optionee’s disability or death, the Optionee shall have the right to exercise his or her options at any time up to but not after the earlier of 30 days from the date of ceasing to be a director, officer, employee or consultant, or the expiry date. In the event of the disability of an Optionee, the Optionee has the right to exercise the options at any time up to but not after the earlier of 90 days (or twelve months in the case of an incentive stock option) from the date of cessation of the Optionee’s employment with Allied Nevada or its subsidiary as applicable, or the expiry date. In the event of death of an Optionee, the legal representatives of such Optionee have the right to exercise the options at any time up to but not after the earlier of 90 days (or twelve months in the case of an incentive stock option) from the date of death, or the expiry date.

The 2007 Stock Option Plan provides that if, at any time when an option granted thereunder remains unexercised with respect to any shares of Common Stock, an offer to purchase all outstanding shares of Allied Nevada’s Common Stock is made by a third party, Allied Nevada may, upon giving all Optionees written notice to that effect, require the acceleration of the time for the exercise of the unexercised options under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

Options granted under the 2007 Stock Option Plan are non-transferable and non-assignable, other than upon the death of an Optionee. No Optionee will have any rights whatsoever as an Allied Nevada stockholder in respect of unexercised options.

As of April 25, 2008, options to purchase a total of 2,925,000 shares of Common Stock were outstanding under the 2007 Stock Option Plan.

The closing sale price of one share of our Common Stock on the American Stock Exchange on April 28, 2008, was $4.94.

Amendment Provisions of the 2007 Stock Option Plan

        The Board of Directors may from time to time amend or revise the terms of the 2007 Stock Option Plan, or may discontinue the 2007 Stock Option Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in the amendment provisions of the 2007 Stock Option Plan), without further approval of the Stockholders, (i) increase the aggregate number of shares of Allied Nevada common stock with respect to which awards may be made under the 2007 Stock Option Plan; (ii) change the manner of determining the exercise price of options (other than determining the fair market value of the Allied Nevada  common stock to conform with applicable provisions of the Internal Revenue Code or regulations and interpretations thereunder); (iii) extend the term of the 2007 Stock Option Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would be prohibited by the listing requirements of the national stock exchange on which the Common Stock is listed and traded, or would cause awards granted under the 2007 Stock Option Plan  which are then outstanding, or which may be granted in the future, and which are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, to fail to meet the exemptions provided by Section 162(m) of the Internal Revenue Code. No amendments, revision or discontinuance of the 2007 Stock Option Plan shall, without the consent of a participant, in any manner adversely affect his or her rights under any awards theretofore granted under the 2007 Stock Option Plan, provided, however, that the Compensation Committee reserves the right to amend, revise or discontinue the 2007 Stock Option Plan, any option agreement, any provision of the 2007 Stock Option Plan, including, without limitation, Section 7 of the 2007 Stock Option Plan, or any provision of an option agreement where such amendment, revision or discontinuance is necessary or desirable to comply with any applicable law or to ensure that, with respect to any Option, or the cash or shares of Allied Nevada common stock into which they are converted, the participant is not subject to federal income tax prior to delivery to such participant or any additional tax under Section 409A of the Internal Revenue Code.

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the material United States federal income tax consequences of transactions under the 2007 Stock Option Plan. It does not describe all federal tax consequences under either plan, nor does it describe state, local or foreign tax consequences.

Incentive Stock Options

No taxable income is generally realized by the Optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an Optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the stock option price (the amount paid for the shares) will be taxed to the Optionee as a long term capital gain, and any loss sustained will be a long term capital loss, and (ii) there will be no deduction available to Allied Nevada for federal income tax purposes. However, the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the Optionee. An Optionee will not have any FICA (e.g., Social Security and Medicare) taxes upon exercise of an incentive stock option.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the stock option price thereof, and (ii) Allied Nevada will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options

No income is realized by the Optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the stock option price and the fair market value of the shares of Common Stock on the date of exercise, and Allied Nevada receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short term or long term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of Common Stock. Upon exercise, the Optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the stock option.

Parachute Payments

The vesting of any portion of any stock option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to Allied Nevada, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

As a result of Section 162(m) of the Internal Revenue Code, Allied Nevada’s deduction for certain awards under the 2007 Stock Option Plan may be limited to the extent that a covered employee (generally the executives listed in the summary compensation table of the proxy statement who are also known as the named executive officers, except for the Chief Financial Officer) receives compensation in excess of $1,000,000 in such taxable year of Allied Nevada (other than performance based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code).

New Plan Benefits

Because awards to be granted in the future under the 2007 Stock Option Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the 2007 Stock Option Plan by our officers or other employees.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of the proposal but, for the purpose of this vote, abstentions are treated as present or represented and voting and therefore have the same effect as a negative vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE AMENDMENT TO THE ALLIED NEVADA 2007 STOCK OPTION PLAN

PROPOSAL FOUR

APPROVAL OF ALLIED NEVADA RESTRICTED SHARE PLAN

The Board of Directors proposes stockholders approve the Company’s Restricted Share Plan (the “RSU Plan”) and certain Restricted Stock Units as described below.

Adoption of Restricted Share Plan

On July 27, 2007, the Board of Directors adopted the RSU Plan. As required by the AMEX and by the TSX, the RSU Plan remains subject to stockholder approval. The purpose of the RSU Plan is to advance the interests of Allied Nevada through attracting, retaining and rewarding high-performing talent and to secure for Allied Nevada and its stockholders the benefits inherent in the ownership of common stock by such individuals.

Summary of the RSU Plan

The following is a summary description of the material provisions of the RSU Plan and is qualified in its entirety by the full text of the RSU Plan attached to this Proxy Statement as Appendix B.

Eligibility

Restricted Stock Units (“RSUs”) may be granted under the RSU Plan to directors, officers, employees or consultants of Allied Nevada (“Participants”). In determining the eligibility of an individual to participate in the RSU Plan, the Compensation Committee gives consideration to an individual’s performance and potential contribution to the success of Allied Nevada.

Vesting of RSUs

A RSU is granted subject to a vesting or restricted period (“Restricted Period”) as determined by the Compensation Committee upon grant. A RSU is exercised automatically and a share of Common Stock is issued for no additional consideration on the later of: (i) the end of a Restricted Period; and (ii) in the case of Participants who are Canadian residents, a date determined by the eligible participant that is after the Restricted Period and before a participant’s retirement date or termination date (a “Deferred Payment Date”).

Shares Available for Issuance

The maximum number of shares of Common Stock issuable under the RSU Plan is currently set at 1,200,000 (2.1% of the Company's issued and outstanding share capital). The maximum number of shares of common stock issuable at any time to insiders pursuant to the RSU Plan and all other compensation arrangements of Allied Nevada is 10% of the total number of shares of common stock of Allied Nevada outstanding. The maximum number of shares issued to Participants who are insiders pursuant to the RSU Plan and all other compensation arrangements of Allied Nevada, within a one-year period, is limited to 10% of the total number of shares of Common Stock then outstanding. The maximum number of shares issuable to any one insider and such insider’s associates pursuant to the RSU Plan, within a one-year year period, is limited to 5% of the total number of shares of Common Stock then outstanding. The maximum number of shares of Common Stock reserved for issue to any one Participant under the RSU Plan is limited to 5% of the total number of shares of Common Stock then outstanding.

Amendments; Termination

The RSU Plan may be amended by the Board in its absolute discretion from time to time, without stockholder approval, without limitation, for amendments of a housekeeping nature and change to the Restricted Period of the Plan or any Restricted Stock Unit.  However, any amendment that: (i) materially increases the benefits under the RSU Plan; (ii) increases the number of shares of Common Stock issuable under the RSU Plan or (iii) materially modifies the requirements as to eligibility for participation in the RSU Plan shall only be effective upon such amendment being approved by the stockholders, if required by either the TSX or the AMEX or any other regulatory authority having jurisdiction over our securities. The RSU Plan shall remain in effect until terminated by the Directors.

Additional Terms

The grant of an RSU is evidenced by a RSU grant letter, which is subject to the RSU Plan and may be subject to other terms and conditions that are not inconsistent with the RSU Plan and which the Compensation Committee deems appropriate.

Participants who reside in Canada seeking to set a Deferred Payment Date must give Allied Nevada at least 60 days notice prior to the expiration of the Restricted Period in order to effect such change.

In the event of a Participant’s retirement or termination during a Restricted Period, any RSU automatically terminates, unless otherwise determined by the Compensation Committee. In the event of a Participant’s retirement or termination after the Restricted Period and prior to any Deferred Payment Date, any RSUs shall be immediately deemed exercised without any further action by the Participant and Allied Nevada shall issue shares. In the event of death or disability of a Participant, his or her RSUs shall be immediately exercised.

Holders of RSUs are not entitled to dividends nor to the other rights of share ownership, such as voting, until RSUs are exercised and shares of Common Stock are issued.

The RSUs are not assignable. In the event of a “change of control” (as defined below), all RSUs are exercised immediately, notwithstanding the Restriction Period and any applicable Deferred Payment Date.

Pursuant to the RSU Plan, a “change of control” with respect to Allied Nevada is deemed to have occurred in the event of any one or more of the following events:

(i)

Allied Nevada shall not be the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Allied Nevada);

(ii)	Allied Nevada sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of Allied Nevada);
(iii)	Allied Nevada is to be dissolved and liquidated;
(iv)

any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control (including, without limitation, the power to vote) more than 30% of Allied Nevada’s outstanding voting securities; or

(v)

as a result of or in connection with: (A) the contested election of directors, or; (B) a transaction referred to in subparagraph (i), above, the persons who were directors of Allied Nevada before such election shall cease to constitute a majority of our Board of Directors.

For the purposes of a “change of control”, as defined under the RSU Plan, the term “voting securities” means shares of Allied Nevada Common Stock and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by Allied Nevada, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

Grant of Restricted Share Units

The Company granted 300,000 RSUs to Robert Buchan with a grant date of July 3, 2007, in connection with Mr. Buchan’s appointment as Executive Chairman of the Company. The total value of the units granted was approximately $1.3 million and will be expensed over the requisite service period of three years. The units will vest annually on the anniversary of the grant date at a rate of one third of the total granted. If the stockholders do not approve the RSU Plan, Mr. Buchan is contractually entitled to receive alternative rights to acquire 300,000 shares of Allied Nevada common stock purchased in the market by Allied Nevada through a trustee with vesting terms and other terms equivalent to his RSUs.  The 300,000 RSUs granted to Mr. Buchan are the only RSUs currently outstanding under the RSU Plan and represent 0.5% of the Company's issued and outstanding share capital.

The closing sale price of one share of our Common Stock on the American Stock Exchange on April 28, 2008, was $4.94.

As part of the adoption of the RSU Plan, shareholders will be asked to ratify the RSUs granted to Mr. Buchan at the meeting.

New Plan Benefits

Because awards to be granted in the future under the 2007 Stock Option Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the 2007 Stock Option Plan by our officers or other employees.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of the proposal but, for the purpose of this vote, abstentions are treated as present or represented and voting and therefore have the same effect as a negative vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE COMPANY’S RESTRICTED SHARE PLAN

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2009 must be received by December 31, 2008 in order to be considered for inclusion in our Proxy Statement and form of proxy to that meeting. Stockholder requests should be directed to Hal. D. Kirby, Chief Financial Officer, at our address set forth on the first page of this Proxy Statement.

A stockholder of the Company may wish to have a proposal presented at the Annual Meeting of Stockholders in 2009, but not to have such proposal included in our Proxy Statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us at our address set forth on the first page of this Proxy Statement by March 20, 2009 then such proposal will be deemed “untimely” for purposes of Rule 14a-5(e) promulgated under the Exchange Act and, therefore, we will have the right to exercise discretionary voting authority with respect to such proposal. However, if the date of the 2009 Annual Meeting of Stockholders is a date that is not within 30 days before or after June 18, 2009, the anniversary date of the 2008 Annual Meeting, stockholder proposals must be received no later than the close of business on the 10th calendar day after the first to occur of (i) the day on which notice of the 2009 Annual Meeting of Stockholders is mailed or (ii) the day on which the Company publicly discloses the date of the 2009 Annual Meeting of Stockholders, including disclosure in a Quarterly Report on Form 10-Q filed by the Company with the SEC.

SOLICITATION OF PROXIES

The accompanying from of proxy is being solicited on behalf of our Board of Directors. The expenses of solicitation of proxies for the meeting will be paid by us. In addition to the mailing of proxy material, such solicitation may be made in person, by telephone, facsimile, or electronic mail by directors, officers, and our regular employees, none of whom will receive additional compensation for such solicitation.

AVAILABILITY OF CERTAIN DOCUMENTS

The Code of Ethics and the Charters for the Audit, Compensation, and Nominating Committees of the Company’s Board of Directors are published on the Company’s website at www.alliednevada.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement. The Company’s 2007 Annual Report on Form 10-K, including financial statements, is available through the SEC’s website at http://www.sec.gov, through the Company’s website at http://www.alliednevada.com and through http://www.sedar.com.

At the written request of any stockholder who owns common stock on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2007 Annual Report on Form 10-K, including the financial statements but not including exhibits. Upon your request and for a reasonable fee, the Company will provide copies of the exhibits. Requests for additional paper copies of the 2007 Annual Report on Form 10-K should be mailed to:

Allied Nevada Gold Corp.

9604 Prototype Court

Reno, Nevada 89521

Attention: Hal D. Kirby

"HOUSEHOLDING" OF PROXY MATERIALS

Recent changes in the regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. Stockholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke such a consent previously provided to a broker, that stockholder must contact the broker to revoke the consent. In any event, if a stockholder wishes to receive a separate proxy statement and accompanying materials for the 2008 Annual Stockholders Meeting, or the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the stockholder may receive copies by contacting Hal. D. Kirby, Chief Financial Officer of the Company, at (775) 358-4455, 9604 Prototype Court, Reno, Nevada 89521. Stockholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Stockholders holding shares through a broker can request a single copy by contacting the broker.

APPENDIX A

ALLIED NEVADA GOLD CORP.

2007 STOCK OPTION PLAN (as amended effective July 27, 2007)

Section 1. Purpose. The purpose of the 2007 Stock Option Plan (the “Plan”) is to assist Allied Nevada Gold Corp. (the “Company”) in attracting, retaining and motivating directors, officers and employees of the Company and of its subsidiaries and other persons providing consulting or other services to the Company (“Participants”) and to more closely align the personal interests of such persons with those of the shareholders by providing them with the opportunity to acquire shares of the Company’s common stock (“Common Stock”) and to benefit from the appreciation thereof.

Pursuant to the Plan, options to purchase the Company’s Common Stock (“Options”) may be granted to Participants by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), herein referred to as “incentive stock options,” or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “non-qualified stock options”.

It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Section 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined). The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions therefor subsequent to the adoption of the Plan.

Notwithstanding anything in the Plan to the contrary, the Plan shall be operated in compliance with Section 409A of the Code.

Section 2. Administration. The Plan shall be administered by a Compensation Committee (the “Committee”) consisting of two or more members of the Board of Directors of the Company (the “Board”), each of whom shall meet the requirements for (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the American Stock Exchange and other applicable listing rules and any other required independence standards. The Committee shall have full authority to grant Options, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management of the Company. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee, in either case to the extent permitted under applicable law, under such conditions and limitations as the Board or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to Participants who are subject to Section 16 of the Exchange Act.

Section 3. Number of Shares. Subject to Section 6, the total number of shares which may be sold under the Plan shall not exceed 5,700,000 shares of the Company’s Common Stock. The total number of shares for which Options may be granted under the Plan to any Participant shall not exceed five (5%) of the Common Stock issued and outstanding from time to time. The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares with respect to which Options are not exercised prior to termination of the Option shall again be available for Options thereafter granted under the Plan, to the fullest extent permitted by law.

             The aggregate number of shares of Common Stock issuable to Insiders (as defined in the Securities Act (Ontario)) pursuant to the Plan and all other security based compensation arrangements of the Company, at any time, shall not exceed 10% of the total number of shares of Common Stock then outstanding. The aggregate number of shares of Common Stock issued to Insiders pursuant to the Plan and all other security based compensation arrangements of the Company, within a one year period, shall not exceed 10% of the total number of shares of Common Stock then outstanding. The number of shares of Common Stock then outstanding shall mean the number of shares of Common Stock outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Plan.

Section 4. Participation. The Committee may, from time to time, grant Options to Participants and shall determine the number of shares subject to each grant.

Section 5. Terms and Conditions of Options. The terms and conditions of each Option shall be set forth in an agreement or agreements (each, an “Option Agreement”), substantially in the form of Schedule “A” attached hereto, between the Company and the Participant. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a) Number of Shares. The number of shares subject to the Option.

(b) Option Price. Subject to paragraph 5(j) hereof, the option price per share (the “Option Price”) will be not less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date the Option is granted. The “Fair Market Value” of the Common Stock as of any date shall be deemed to be the closing price of a share of the Company’s Common Stock on either the American Stock Exchange or the Toronto Stock Exchange, in the discretion of the Board, on the date of grant, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the date of grant. Once granted, except as provided in Section 6, the Option Price of outstanding Options may not be reduced, whether by repricing, exchange or otherwise.

(c) Date of Grant. The date of grant of an Option shall be the date when the Committee meets and awards such Option, or such later date as the Committee shall designate.

(d) Payment. Except for the Canadian Options (as defined below),the Option Price multiplied by the number of shares to be purchased by exercise of an Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable (i) in cash equal to such aggregate Option Price, (ii) subject to applicable laws, rules and regulations, in shares of the Company’s Common Stock owned by the Participant (which, for so long as necessary to avoid adverse accounting treatment, must have been held by the Participant at least six months) having a Fair Market Value on the day immediately preceding the date of exercise at least equal to such aggregate Option Price, (iii) subject to applicable laws, rules and regulations, a combination of the above methods, or (iv) by any other means approved by the Committee, including under any approved cashless exercise mechanism. Payment of the aggregate Option Price shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver, in full or partial payment of the Option Price, any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A Participant shall have none of the rights of a stockholder with respect to an Option until the shares of Common Stock underlying such Option are issued to such Participant. In order to be validly exercised, the aggregate Option Price and all necessary exercise documentation must be submitted to the Company or its designated agent not later than the close of trading on the date of expiration of the Option or, if such date is not a trading day, the close of trading on the last trading day prior to the date of expiration of the Option.

For Options held by Participants who are resident in Canada for purposes of the Income Tax Act (Canada) or Participants who were granted Options, all or partially, in respect of employment rendered in Canada (collectively the “Canadian Options”), payment of the Option Price for the number of shares of Common Stock so exercised may only be made in cash (or check payable to the Corporation) equal to such aggregate Option Price.

(e) Term of Options. Each Option granted pursuant to the Plan shall be for the term specified in the applicable Option Agreement but in no event longer than ten (10) years from the date of grant.

(f) Exercise of Option. The Option Agreement will specify any vesting periods with respect to the Options or portions thereof. No Option may be exercised after it is terminated as provided in paragraph (g) of this Section and, in the case of an incentive stock option, no such Option may be exercised unless the Participant is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of the Participant’s Option, except as provided in paragraph (g) of this Section). Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the Participant pursuant to the Plan are outstanding or whether other stock options granted to the Participant pursuant to any other plan are outstanding.

(g) Termination of Options. Unless otherwise provided in the applicable Option Agreement, an Option, to the extent not validly exercised, shall terminate at the end of its stated term or earlier, upon the occurrence of the following events:

(i) Termination for Cause. Subject to subparagraph (g)(ii) and Section 8 hereof, if a Participant is dismissed as an officer or employee by the Company or by one of its subsidiaries for cause, all unexercised Options of that Participant under the Plan shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan. Nothing contained in the Plan shall be deemed to give an officer or employee the right to be retained in the employ of the Company, or to interfere with the right of the Company to terminate the employment of an officer or employee at any time.

(ii) Termination for Other Than Cause. If a Participant ceases to be a director, officer or employee of the Company or of one of its subsidiaries or ceases to provide consulting or other services to the Company for any reason other than as a result of having been dismissed for cause as provided in subparagraph (g)(i) above, or as a result of the Participant’s disability or death, such Participant shall have the right for a period of 30 days (or until the normal expiry date of the Option rights of such Participant if earlier) from the date of ceasing to be a director, officer, employee or provider of services to exercise the Options of such Participant to the extent they were then exercisable. Upon the expiration of such 30 day period all unexercised Options of that Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan.

(iii) Disability of Participant. In the event of the disability of a Participant (within the meaning of Section 422(c) of the Code) the Participant shall have the right for a period of 90 days in the case of a non-qualified stock option or twelve months in the case of an incentive stock option (or until the normal expiry date of the Options of such Participant if earlier) from the date of cessation of employment with the Company and/or one of its subsidiaries, as applicable, of the Participant to exercise the Participant’s Options to the extent they were exercisable on the date of such cessation of employment. Upon the expiration of such period all unexercised Options of the Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan.

(iv) Deceased Participant. In the event of the death of a Participant, the legal representatives of the deceased Participant shall have the right for a period of 90 days in the case of a non-qualified stock option or twelve months in the case of an incentive stock option (or until the normal expiry date of the Options of such Participant if earlier) from the date of death of the deceased Participant to exercise the deceased Participant’s Options to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised Options of the deceased Participant shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to the deceased Participant under the Plan.

(h) Non-transferability of Options. Options shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and Options shall during a Participant’s lifetime be exercisable only by the Participant; provided, however, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) but only for estate planning purposes and when permitted by applicable laws, rules and regulations.

(i) Applicable Laws or Regulations. The Company’s obligation to sell and deliver Common Stock under Options is subject to such compliance as the Company deems necessary or advisable with federal, and state and provincial laws, rules and regulations and the rules and regulations of applicable stock exchanges.

(j) Limitations on Incentive Stock Options. Incentive stock options may be granted only to employees who are, at the time of grant, actual so called “common law employees” of the Company and not a consultant, advisor, service provided or independent contractor. To the extent that the aggregate Fair Market Value of the Company’s Common Stock, determined at the time of grant, with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options.

Notwithstanding anything in the Plan to the contrary, any incentive stock option granted to any Participant who, at the time of grant, is the owner, directly or indirectly, of Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an Option Price of not less than 110% of the Fair Market Value of the Company’s Common Stock on the date the incentive stock option is granted.

Section 6. Adjustment in Event of Change in Stock. Subject to Section 7, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board of Directors and compliance with federal, state and provincial laws, rules and regulations and the rules and regulations of applicable stock exchanges, appropriately adjust the number and kind of shares available for issuance under the Plan, the maximum number of shares for which Options may be granted to any Participant during any one fiscal year of the Company, the number, kind and Option Price of shares subject to outstanding Options; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Participant’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code.

Section 7. Third Party Offer. If at any time when an Option granted under the Plan remains unexercised with respect to any shares of Common Stock, an offer to purchase all of the outstanding shares of the Company’s Common Stock is made by a third party (such offer, a “Third Party Offer”), the Company may, upon giving each Participant written notice to that effect, require the acceleration of the time for the exercise of the unexercised Options granted under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

Section 8. Amendment and Discontinuance. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 6), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would be prohibited by the listing requirements of the national stock exchange on which the Common Stock is listed and traded, or would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, and which are intended to qualify as performance-based compensation under Section 162(m) of the Code, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any awards theretofore granted under the Plan, provided, however, that the Committee reserves the right to amend, revise or discontinue the Plan, any Option Agreement, any provision of the Plan, including, without limitation, Section 7, or any provision of an Option Agreement where such amendment, revision or discontinuance is necessary or desirable to comply with any applicable law or to ensure that, with respect to any Option, or the cash or shares of common stock into which they are converted, the Participant is not subject to federal income tax prior to delivery to such Participant or any additional tax under Section 409A of the Code.

Section 9. Effective Date and Duration. The Plan was adopted by the Board of Directors of the Company on February 7, 2007, subject to approval by the stockholders of the Company at the first annual meeting of the stockholders currently expected to be held on or about                               , 200   . Neither the Plan nor any award shall become binding until the Plan is approved by a vote of the stockholders in a manner which complies with Sections 162(m) and 422(b)(1) of the Code, as applicable, and any other applicable law or regulation. No Option may be granted under the Plan before February      , 2007, nor after February      , 2017, unless such grant is approved by the stockholders of the Company in a manner which complies with Sections 162(m) and 422(b)(1) of the Code.

Section 10. Tax Withholding. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at Fair Market Value on the date of payment, an amount necessary to satisfy all federal, state, provincial or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company’s Common Stock, the Participant or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock.

Section 11. Construction and Conditions. The Plan and Options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable thereto.

Neither the existence of the Plan nor the grant of any Options pursuant to the Plan shall create in any Participant the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or the Participant with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the Participant.

Schedule “A” to Allied Nevada Gold Corp. 2007 Stock Option Plan

ALLIED NEVADA GOLD CORP.

STOCK OPTION AGREEMENT

(Phased Vesting)

[Name] [Address]	Under:	2007 Stock Option Plan
Date of Grant:

Option Price:

Incentive Stock Option Shares:

Non-Qualified Stock Option Shares:

1. Under the terms and conditions of this Agreement and of the Allied Nevada Gold Corp. (the “Company”) 2007 Stock Option Plan set forth above (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, the Company (at the request of the Company’s subsidiary employing Optionee, if applicable) hereby grants to Optionee an option or options (together, the “Option”) to purchase the number of shares of the Company’s Common Stock as specified above (“Option Shares”) at the option price also above specified. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Plan.

2. This Option may be exercised, in whole or in part from time to time in any whole number of Option Shares, upon and after the earlier of (i) in the case of the Incentive Stock Option, if any, and Non-Qualified Stock Option, respectively, with respect to one-third of the Option Shares (rounded down), the date that is one year from the date of grant of this Option, with respect to an additional one-third of the Option Shares (rounded down), the date that is two years from the date of grant of this Option and, with respect to the remaining one-third of the Option Shares, the date that is three years from the date of grant of this Option subject to the provisions of Section 5 of the Plan. Once this Option becomes exercisable, it shall remain exercisable until its expiration as described in paragraph 3 below. To the extent Option Shares have been purchased pursuant to the exercise of this Option, such shares shall no longer be available for purchase hereunder. The date after which this Option may be exercised may be accelerated upon a Third Party Offer (as defined in the Plan).

3. This Option shall expire upon the date that is ten years from the date of grant or earlier as provided in Section 5 of the Plan which provides, among other things, that Options shall expire upon the first to occur of the following: (i) immediately upon the date of the termination with the Company and its subsidiaries of Optionee’s employment by the Company or any of its subsidiaries for cause, (ii) the date that is thirty days from the date that the Optionee ceases to be a director, officer or employee of the Company or of one of its subsidiaries or ceases to provide consulting or other services to the Company for any reason other than as a result of having been dismissed for cause as provided in the preceding clause (i), or as a result of the Optionee’s disability or death, (iii) in the event of the disability of the Optionee, the date that is ninety days (or twelve months in the case of an Incentive Stock Option) from the date of cessation of employment with the Company and/or one of its subsidiaries, as applicable, or (iv) the date that is ninety days (or twelve months in the case of an Incentive Stock Option) from the date of death of a deceased Optionee.

4. To the extent any Incentive Stock Option granted hereby becomes exercisable for the first time in the aggregate amount of more that $100,000 (fair market value at time of grant) during any calendar year (including for this purpose any other Incentive Stock Options previously granted to Optionee by the Company), such excess will be treated as a non-qualified stock option under U.S. federal tax provisions, if applicable. In addition, any such incentive stock option exercised by Optionee after three months after separation from service to the Company (or after one year after death or total and permanent disability of the Optionee) will be treated as a non-qualified stock option under applicable U.S. federal tax provisions.

5. In order to exercise this Option, Optionee must either (i) follow the procedures required by the third party processing administrator (the “processing administrator”) designated by the Company’s Treasurer, or (ii) if Optionee has not been notified of the designation of the processing administrator, send the Company’s Treasurer an option exercise notice indicating the number of Option Shares for which the Option is to be exercised at that time and the form in which the certificates are to be registered for Option Shares purchased (in the name of Optionee or in Optionee’s name and that of another person (s) as joint tenants with the right of survivorship). At the time of exercise, Optionee shall make payment of the Option Price for the Option Shares being purchased in accordance with the processing administrator’s procedures or, if applicable, by submitting to the Company’s Treasurer, together with the option exercise notice, such payment in the form of (x) a personal or bank check in U.S. Dollars payable to Allied Nevada Gold Corp. and drawn on or payable at a United States bank, and /or (y) subject to applicable laws, rules and regulations, shares of the Company’s common stock issued in Optionee’s name which were either (i) acquired by the Optionee from a person other than the Company or (ii) held by the Optionee for at least six months, which shares shall be duly assigned to the Company, or (z) by a combination of the foregoing methods or by any other form of consideration which has been approved by the Compensation Committee, as and to the extent provided and permitted by Section 5(d) of the Plan. Notwithstanding anything to the contrary herein, the processing administrator, the Company or its subsidiaries shall have the right to deduct from the gross cash proceeds or the number of Option Shares to be delivered upon exercise of this Option or any similar options previously granted by the Company to Optionee such cash or the number of Option Shares, respectively, as may be necessary to satisfy the minimum amount of federal, state or local taxes or other deductions legally required to be withheld before disbursing the net proceeds (less any related administrative fees and expenses) or Option Shares to Optionee or in the alternative such parties may require Optionee to deliver to the processing administrator, the Company or its subsidiaries an amount of cash or number of shares of common stock of the Company to satisfy such fees, expenses and withholding before disbursing the net proceeds or Option Shares to Optionee.

6. This Agreement and this Option as well as the Company’s obligation to sell and deliver Option Shares covered by this Option is subject to all federal, state, provincial and other laws, rules and regulations of the United States and Canada and/or of the country wherein Optionee resides or is employed. Compliance with any recording, protocolization or registration requirements and payment of any fees or taxes applicable to this Agreement or the transactions it contemplates are the exclusive responsibility of Optionee.

7. This Option is not transferable or assignable other than by will or by the laws of descent and distribution and may be exercised during Optionee’s lifetime only by such Optionee. After Optionee’s death, the Option may be exercised only by Optionee’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to make such exercise. The Option may be exercised after Optionee’s death only to the extent that Optionee was entitled to exercise it at the time of Optionee’s death, in accordance with paragraph 4, above.

8. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Compensation Committee, whose determination will be final. This Agreement shall be subject in all respects to the Plan as the same shall be amended, revised or discontinued from time to time and in the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

9. By signing this Option Agreement, Optionee hereby unambiguously consents to and authorizes the disclosure of information related to the grant of the Option, including without limitation, information regarding Optionee’s age, date of birth and details regarding the Option or any similar options previously granted by the Company, to Optionee, the Company, any third party retained by the Company to administer the exercise of the Option, the Company’s subsidiary(ies) currently and/or previously employing Optionee and governmental and regulatory authorities having jurisdiction over this Agreement or the transactions it contemplates. The purpose of the information transfer is to allow Optionee to exercise the Options in accordance with (i) the terms under which they were granted and (ii) applicable laws; the information disclosed will be retained for the period of time necessary to achieve this purpose.

10. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

Allied Nevada Gold Corp.

By:
Name:
Title:

Accepted and agreed to:
Optionee’s Signature

APPENDIX B

ALLIED NEVADA GOLD CORP.

RESTRICTED SHARE PLAN

July 3, 2007

ARTICLE ONE

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: For purposes of the Restricted Share Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	“Act” means the General Corporation Law of the State of Delaware or its successor, as amended from time to time;

(b)	“Associate” where used to indicate a relationship with any person or company means: (i) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the company for the time being outstanding; (ii) any partner of that person or company; (iii) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity; (iv) any relative of that person who resides in the same home as that person; (v) any person who resides in the same home as that person and to whom that person is married, or any person of the opposite sex or the same sex who resides in the same home as that person and with whom that person is living in a conjugal relationship outside marriage; or (vi) any relative of a person mentioned in clause (v) who has the same home as that person;

(c)	“Change of Control” means the occurrence of any one or more of the following events:

(i)	the Corporation shall not be the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Corporation);

(ii)	the Corporation sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Corporation);

(iii)	the Corporation is to be dissolved and liquidated;

(iv)	any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control (including, without limitation, the power to vote) more than 30% of the Corporation’s outstanding voting securities; or

(v)	as a result of or in connection with: (A) the contested election of directors, or; (B) a transaction referred to in subparagraph 1.01(c)(i) above, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board of Directors.

For the purposes of the foregoing “voting securities” means common shares of the Corporation and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

(d)	“Committee” means the Directors or if the Directors so determine in accordance with Section 2.03 of the Restricted Share Plan, the committee of the Directors authorized to administer the Restricted Share Plan which includes any compensation committee of the board;

(e)	“Common Shares” means the common shares of the Corporation, as adjusted in accordance with the provisions of Article Five of the Restricted Share Plan;

(f)	“Corporation” means Allied Nevada Gold Corp., a corporation incorporated under the Act;

(g)	“Deferred Payment Date” means the date for a Participant under the Restricted Share Plan after the Restricted Period and not later than the Participant’s Retirement Date which the Participant has elected to defer receipt of Restricted Shares;

(h)	“Designated Affiliate” means the affiliates of the Corporation designated by the Committee for purposes of the Restricted Share Plan from time to time;

(i)	“Directors” means the board of directors of the Corporation from time to time;

(j)	“Eligible Contractors” means individuals, other than Eligible Directors or Eligible Employees that (i) are engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Affiliates under a written contract between the Corporation or the Designated Affiliate and the individual or a company which the individual consultant is an employee and (ii) in the reasonable opinion of the Corporation, spend or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Affiliate;

(k)	“Eligible Directors” means the Directors and the directors of any Designated Affiliate of the Corporation from time to time;

(l)	“Eligible Employees” means employees, including officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any Designated Affiliate of the Corporation;

(m)	“Insider” shall have the meaning ascribed thereto in the Securities Act (Ontario) other than a person who is an Insider solely by virtue of being a director or senior officer of a subsidiary of the Corporation and any Associate of an Insider;

(n)	“Participant” for the Restricted Share Plan means each Eligible Director, Eligible Contractor, and Eligible Employee to whom Restricted Share Rights are granted;

(o)	“Restricted Period” means any period of time that a Restricted Share Right is not exercisable and the Participant holding such Restricted Share Right remains ineligible to receive Restricted Shares, determined by the Committee in its absolute discretion, upon grant of the Restricted Share Rights and as stated in the Restricted Share Right Grant Letter evidencing such Restricted Share Rights;

(p)	“Retirement” in respect of a Participant means the Participant ceasing to be an Eligible Employee, Eligible Director or Eligible Contractor after attaining a stipulated age in accordance with the Corporation’s normal retirement policy or earlier with the Corporation’s consent;

(q)	“Retirement Date” means the date that a Participant ceases to be an Eligible Employee, Eligible Director or Eligible Contractor;

(r)	“Restricted Share Plan” means the restricted share plan described in Article Three hereof;

(s)	“Restricted Share Rights” has such meaning as ascribed to such term at Section 3.02 of this Restricted Share Plan;

(t)	“Restricted Shares” means the Common Shares issuable upon the exercise of Restricted Share Rights;

(u)	“Stock Exchange” means, the Toronto Stock Exchange and the American Stock Exchange; and

(v)

“Termination” means: (i) in the case of an Eligible Employee, the termination of the employment of the Eligible Employee with or without cause by the Corporation or a Designated Affiliate or cessation of employment of the Eligible Employee with the Corporation or a Designated Affiliate as a result of resignation or otherwise other than the Retirement of the Eligible Employee; (ii) in the case of an Eligible Director, the removal of or failure to re-elect the Eligible Director as a director of the Corporation or a Designated Affiliate; (iii) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Corporation or a Designated Affiliate.

Section 1.02 Securities Definitions: In the Restricted Share Plan, the terms “affiliate”, “subsidiary” and “insider” shall have the meanings given to such terms in the Securities Act (Ontario).

Section 1.03 Headings: The headings of all articles, Sections, and paragraphs in the Restricted Share Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Restricted Share Plan.

Section 1.04 Context, Construction: Whenever the singular or masculine are used in the Restricted Share Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05 References to this Restricted Share Plan: The words “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to the Restricted Share Plan as a whole and not to any particular article, Section, paragraph or other part hereof.

Section 1.06 Canadian Funds: Unless otherwise specifically provided, all references to dollar amounts in the Restricted Share Plan are references to lawful money of Canada.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THE RESTRICTED SHARE PLAN

Section 2.01 Purpose of the Restricted Share Plan: The Restricted Share Plan provides for the acquisition of Common Shares by Participants for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of employees, directors and consultants of the Corporation and the Designated Affiliates of the Corporation and to secure for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Common Shares by key employees, consultants and directors of the Corporation and Designated Affiliates of the Corporation, it being generally recognized that restricted share plans aid in attracting, retaining and encouraging employees, consultants and directors due to the opportunity offered to them to acquire a proprietary interest in the Corporation.

Section 2.02 Administration of the Restricted Share Plan: The Restricted Share Plan shall be administered by the Committee and the Committee shall have full authority to administer the Restricted Share Plan including the authority to interpret and construe any provision of the Restricted Share Plan and to adopt, amend and rescind such rules and regulations for administering the Restricted Share Plan as the Committee may deem necessary in order to comply with the requirements of the Restricted Share Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Restricted Share Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Restricted Share Plan and of the rules and regulations established for administering the Restricted Share Plan. All costs incurred in connection with the Restricted Share Plan shall be for the account of the Corporation.

Section 2.03 Delegation to Committee: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three (3) Directors, including any compensation committee of the board of directors of the Corporation.

Section 2.04 Record Keeping: The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant in the Restricted Share Plan;

(b)	the number of Restricted Share Rights granted to each Participant under the Restricted Share Plan; and

(c)	the number of Restricted Shares issued to each Participant under the Restricted Share Plan.

Section 2.05 Determination of Participants and Participation: The Committee shall from time to time determine the Participants who may participate in the Restricted Share Plan. The Committee shall from time to time determine the Participants to whom Restricted Share Rights shall be granted and the provisions and restrictions with respect to such grant(s), all such determinations to be made in accordance with the terms and conditions of the Restricted Share Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Corporation and any other factors which the Committee deems appropriate and relevant.

Section 2.06 Maximum Number of Shares: The maximum number of Common Shares made available for the Restricted Share Plan is 1,200,000 which shall be allocated as follows:

(a)	Restricted Share Plan: The maximum number of Common Shares made available for the Restricted Share Plan shall be determined from time to time by the Committee, but in any case, shall not exceed 1,200,000 Common Shares in the aggregate.

(b)

The aggregate number of Common Shares issuable to Insiders pursuant to Restricted Share Rights and all other security based compensation arrangements, at any time, shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issued to Insiders pursuant to Restricted Share Rights and all other security based compensation arrangements, within a one year period, shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issuable to any one Insider and such Insider’s Associates pursuant to Restricted Share Rights, within a one-year period, shall not exceed 5% of the total number of Common Shares then outstanding. The aggregate number of Common Shares reserved for issuance to any one person upon the exercise of Restricted Share Rights shall not exceed 5% of the total number of Common Shares then outstanding. For purposes of this Section 2.06, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Restricted Share Right.

ARTICLE THREE

RESTRICTED SHARE PLAN

Section 3.01 Restricted Share Plan: A Restricted Share Plan is hereby established for Eligible Employees, Eligible Directors and Eligible Contractors.

Section 3.02 Participants: The Committee shall have the right to grant, in its sole and absolute discretion, to any Participant rights to acquire any number of fully paid and non-assessable Common Shares (“Restricted Share Rights”) as a discretionary payment in consideration of past or future services to the Corporation, subject to this Restricted Share Plan and with such provisions and restrictions as the Committee may determine. Each Restricted Share Right entitles the holder thereof to one Common Share of the Corporation, to be issued automatically and without payment of additional consideration, at the end of the Restricted Period as set forth in the Restricted Share Right Grant Letter, or, if applicable, in the case of Canadian residents, at a later Deferred Payment Date, if any, without any further action on the part of the holder of the Restricted Share Right in accordance with this Article Three.

Section 3.03 Restricted Share Right Grant Letter: Each grant of a Restricted Share Right under the Restricted Share Plan shall be evidenced by a Restricted Share Right Grant Letter to the Participant from the Corporation. Such Restricted Share Right Grant Letter shall be subject to all applicable terms and conditions of the Restricted Share Plan and may be subject to any other terms and conditions which are not inconsistent with the Restricted Share Plan and which the Committee deems appropriate for inclusion in a Restricted Share Right Grant Letter. The provisions of the various Restricted Share Grant Letter issued under the Restricted Share Plan need not be identical.

Section 3.04 Restricted Period: Upon the grant of Restricted Share Rights to a Participant, the Committee shall determine the Restricted Period applicable to such Restricted Share Rights.

Section 3.05 Deferred Payment Date: Subject to section 3.06, Participants may elect to defer the receipt of all or any part of their entitlement to Restricted Shares until a Deferred Payment Date.

Section 3.06 Prior Notice of Deferred Payment Date: Participants who are Canadian residents, may elect to set a Deferred Payment Date. To do so they must give the Corporation written notice of the Deferred Payment Date not later than sixty (60) days prior to the expiration of the Restricted Period. For certainty, Participants shall not be permitted to give any such notice or change any such notice after the day which is sixty (60) days prior to the expiration of the Restricted Period. Participants residing in the United States will not be able to make an election of deferral, unless otherwise permitted by the Committee with the advice of counsel.

Section 3.07 Retirement or Termination during Restricted Period: In the event of the Retirement or Termination of a Participant during the Restricted Period, any Restricted Share Rights held by the Participant shall immediately terminate and be of no further force or effect, provided that the Committee has the absolute discretion to waive such termination.

Section 3.08 Retirement or Termination after Restricted Period: In the event of the Retirement or Termination of the Participant following the Restricted Period and prior to the Deferred Payment Date, the Corporation shall issue forthwith Restricted Shares issuable upon the exercise of Restricted Share Rights held by the Participant.

Section 3.09 Dividends: Subject to section 5.04, participants shall not have any rights to dividends on Restricted Shares until such shares are issued in accordance with the terms of the Plan.

Section 3.10 Death or Disability of Participant: In the event of the death or total disability of a Participant, any Restricted Shares represented by Restricted Share Rights held by the Participant shall be immediately issuable by the Corporation.

Section 3.11 Change of Control: In the event of a Change of Control, all Restricted Share Rights outstanding shall be immediately exercised for Restricted Shares notwithstanding the Restricted Period and any applicable Deferred Payment Date.

Section 3.12 Necessary Approvals: The Restricted Share Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation or by a written resolution of all of the shareholders of the Corporation in accordance with the Act and acceptance by the Stock Exchange or any regulatory authority having jurisdiction over the securities of the Corporation.

Section 3.13 Term of the Restricted Share Plan: The Restricted Share Plan herein shall become effective on the date on which it is approved by the shareholders. The Restricted Share Plan shall remain in effect until it is terminated by the Board of Directors.

ARTICLE FOUR

WITHHOLDING TAXES

Section 4.01 Withholding Taxes: The Corporation or any Designated Affiliate of the Corporation may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or any Designated Affiliate of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Common Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued under the Restricted Share Plan, until such time as the Participant has paid the Corporation or any Designated Affiliate of the Corporation for any amount which the Corporation or Designated Affiliate of the Corporation is required to withhold with respect to such taxes.

ARTICLE FIVE

GENERAL

Section 5.01 Effective Time of Restricted Share Plan: The Restricted Share Plan shall become effective as of the date first mentioned on the first page of this plan, but will remain subject to the necessary shareholder and regulatory approvals.

Section 5.02 Amendment of Restricted Share Plan: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change (without obtaining shareholder approval) the provisions of the Restricted Share Plan, including, without limitation:

(i)	amendments of a house keeping nature; and

(ii)	the change to the Restricted Period of the Plan or any Restricted Share Right.

However, any amendment, modification or change to the provisions of the Restricted Share Plan which would:

(a)	materially increase the benefits of the holder under the Restricted Share Plan to the detriment of the Corporation and its shareholders;

(b)	increase the number of Common Shares, other than by virtue of Sections 5.06, 5.07 and 5.08 of the Restricted Share Plan, which may be issued pursuant to the Restricted Share Plan; or

(c)	materially modify the requirements as to eligibility for participation in the Restricted Share Plan;

shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation, if required, by the Stock Exchange and any other regulatory authority having jurisdiction over the securities of the Corporation. Any amendment, modification or change of any provision of the Restricted Share Plan shall be subject to approval, if required, by any regulatory authority having jurisdiction over the securities of the Corporation.

Section 5.03 Non-Assignable: Except as otherwise may be expressly provided for under this Restricted Share Plan or pursuant to a will or by the laws of descent and distribution, no Restricted Share Right and no other right or interest of a Participant is assignable or transferable.

Section 5.04 Rights as a Shareholder: No holder of any Restricted Share Rights shall have any rights as a shareholder of the Corporation prior to the issuance of Restricted Shares. Subject to Section 5.07 no holder of any Restricted Share Rights shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or any other rights declared for shareholders of the Corporation for which the record date is prior to the date of exercise of any Restricted Share Right.

Section 5.05 No Contract of Employment: Nothing contained in the Restricted Share Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Corporation or any Designated Affiliate nor interfere or be deemed to interfere in any way with any right of the Corporation or any Designated Affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in the Restricted Share Plan by a Participant shall be voluntary.

Section 5.06 Change of Control: In the event of a Change of Control, each Participant who holds Restricted Share Rights shall receive the securities, property or cash which the Participant would have received upon such Change of Control if the Participant had held the Restricted Shares issuable upon exercise of such Restricted Share Rights immediately prior to such Change of Control.

Section 5.07 Adjustment in Number of Shares Subject to the Restricted Share Plan: In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

(a)	the number of Common Shares available under the Restricted Share Plan; and

(b)	the number of Common Shares subject to any Restricted Share Rights.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Restricted Share Plan.

Section 5.08 Securities Exchange Take-over Bid: In the event that the Corporation becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all holders of Restricted Share Rights requiring them to surrender their Restricted Share Rights within 10 days of the mailing of such notice, and the holders of Restricted Share Rights shall be deemed to have surrendered such Restricted Share Rights on the tenth (10th ) day after the mailing of such notice without further formality, provided that:

(a)	the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement restricted share rights to the holders of Restricted Share Rights on the equity securities offered as consideration;

(b)	the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Restricted Share Rights being surrendered; and

(c)	the surrender of Restricted Share Rights and the granting of replacement restricted share rights can be effected on a tax deferred basis under the Income Tax Act (Canada) or the Internal Revenue Code (as applicable).

Section 5.09 No Representation or Warranty: The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Restricted Share Plan.

Section 5.10 Compliance with Applicable Law: If any provision of the Restricted Share Plan or any Restricted Share Right contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 5.11 Interpretation: This Restricted Share Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

APPENDIX C

SHAREHOLDER RESOLUTIONS

PROXY CARD

Appointment of Proxyholder

I, being a member of Allied Nevada Gold Corp. (the “Company”) hereby appoint Scott A. Caldwell or failing him Robert M. Buchan	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of the shareholders of the Company, to be held on Wednesday, June 18, 2008, at 10:00 a.m. local time, and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY  HIGHLIGHTED  TEXT OVER THE BOXES.

1.	Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Robert M. Buchan	☐	☐	02. Scott A. Caldwell	☐	☐	03. W. Durand Eppler	☐	☐	__
Fold
04. John W. Ivany	☐	☐	05. Cameron A. Mingay	☐	☐	06. Terry M. Palmer	☐	☐

07. Carl Pescio	☐	☐	08. Michael B. Richings	☐	☐	09. D. Bruce Sinclair	☐	☐

10. Robert G. Wardell	☐	☐

	For	Withhold
2. Appointment of Auditors
Ratification of the selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐

	For	Against	Abstain
3. Approval of the amendments to the Allied Nevada 2007 Stock Option Plan
	☐	☐	☐
__
Fold

	For	Against	Abstain
4. Approval of the Allied Nevada Restricted Share Plan
	☐	☐	☐
__

Authorized Signature(s) – This section must be completed for your instructions to be executed	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		/ /

Interim Financial Statements
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.